COLLINS & AIKMAN CORPORATION
               EMPLOYEES' PROFIT-SHARING AND PERSONAL SAVINGS PLAN
                (as amended and restated effective March 1, 1991)


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                                TABLE OF CONTENTS

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                                                                                Page

ARTICLE I                  NAME AND PURPOSE

         SECTION 1.1.               NAME........................................  1
         SECTION 1.2.               PURPOSE.....................................  1

ARTICLE II                 CONSTRUCTION AND DEFINITIONS

         SECTION 2.1.               GENERAL.....................................  2
         SECTION 2.2.               APPLICABLE LAW.............................. 21

ARTICLE III                PARTICIPATION

         SECTION 3.1.               GENERAL..................................... 21
         SECTION 3.2.               ELIGIBILITY................................. 21
         SECTION 3.3.               ELIGIBILITY OF FORMER PARTICIPANTS.......... 22
         SECTION 3.4.               EXCLUDED EMPLOYEES.......................... 23

ARTICLE IV                 SAVINGS CONTRIBUTIONS AND COMPANY MATCHES

         SECTION 4.1.               REDUCTION OF PARTICIPANT COMPENSATION....... 23
         SECTION 4.2.               BEFORE-TAX SAVINGS CONTRIBUTIONS............ 26
         SECTION 4.3.               COMPANY MATCH............................... 26
         SECTION 4.4.               AFTER-TAX SAVINGS CONTRIBUTIONS............. 27

ARTICLE V                  PROFIT-SHARING CONTRIBUTIONS

         SECTION 5.1.               AMOUNT OF PROFIT-SHARING CONTRIBUTION....... 28
         SECTION 5.2.               PARTICIPANTS ELIGIBLE FOR ALLOCATION........ 28
         SECTION 5.3.               ALLOCATION OF PROFIT-SHARING
                                    CONTRIBUTION AND FORFEITURES................ 29

ARTICLE VI                 CONTRIBUTION SOURCES, LIMITATIONS AND
         RESTRICTIONS

         SECTION 6.1.               SOURCE, ALLOCATION AND DEDUCTIBILITY OF
                                    PARTICIPATING EMPLOYER CONTRIBUTIONS........ 30

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         SECTION 6.2.               LIMITATIONS ON BEFORE-TAX SAVINGS
                                    CONTRIBUTIONS, AFTER-TAX SAVINGS
                                    CONTRIBUTIONS AND COMPANY MATCHES........... 30
         SECTION 6.3.               LIMITATION ON ANNUAL ADDITION............... 34
         SECTION 6.4.               COMPENSATION LIMITATION..................... 35

ARTICLE VII                BENEFITS AND VESTING

         SECTION 7.1.               BENEFITS.................................... 35
         SECTION 7.2.               VESTING IN BEFORE-TAX AND AFTER-TAX
                                    SAVINGS ACCOUNTS............................ 36
         SECTION 7.3.               VESTING IN COMPANY MATCH AND PROFIT-
                                    SHARING ACCOUNTS............................ 36

ARTICLE VIII               DISTRIBUTION OF BENEFITS

         SECTION 8.1.               GENERAL:  RECIPIENT AND BENEFIT
                                    COMMENCEMENT DATE........................... 39
         SECTION 8.2.               IN-SERVICE DISTRIBUTIONS FOR FINANCIAL
                                    HARDSHIP.................................... 42
         SECTION 8.3                IN-SERVICE DISTRIBUTIONS OF BEFORE-TAX
                                    SAVINGS CONTRIBUTIONS AFTER AGE FIFTY-
                                    NINE AND ONE-HALF (59 1/2).................. 44
         SECTION 8.4.               IN-SERVICE DISTRIBUTIONS OF AFTER-TAX
                                    SAVINGS CONTRIBUTIONS....................... 45
         SECTION 8.5.               METHOD OF DISTRIBUTION OF A
                                    PARTICIPANT'S ACCOUNTS FOLLOWING
                                    SEPARATION FROM SERVICE..................... 45
         SECTION 8.6.               MAXIMUM PERIOD OF DISTRIBUTIONS............. 46
         SECTION 8.7.               FACILITY OF PAYMENT......................... 46
         SECTION 8.8.               SPENDTHRIFT CLAUSE.......................... 47
         SECTION 8.9.               BENEFICIARY OR BENEFICIARIES................ 48

ARTICLE IX                 FIDUCIARIES

         SECTION 9.1.               GENERAL..................................... 49
         SECTION 9.2.               ALLOCATION OF RESPONSIBILITIES.............. 49
         SECTION 9.3.               RESTRICTIONS................................ 51

ARTICLE X                  COMMITTEES

         SECTION 10.1.              ORGANIZATION OF THE COMMITTEES.............. 52
         SECTION 10.2.              POWERS OF BENEFITS COMMITTEE................ 53


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         SECTION 10.3.              POWERS OF INVESTMENT COMMITTEE.............. 54
         SECTION 10.4.              POWERS OF ADMINISTRATION COMMITTEE.......... 55
         SECTION 10.5.              RECORDS OF COMMITTEES....................... 56
         SECTION 10.6.              EXPENSES OF COMMITTEES...................... 56

ARTICLE XI                 TRUST AND TRUSTEE

         SECTION 11.1.              TRUST....................................... 57
         SECTION 11.2.              INVESTMENT DESIGNATIONS..................... 59

ARTICLE XII                AMENDMENT AND TERMINATION; OTHER MATTERS

         SECTION 12.1.              AMENDMENT OF PLAN........................... 60
         SECTION 12.2.              TERMINATION OF PLAN......................... 61
         SECTION 12.3.              PLAN MERGER, CONSOLIDATION OR TRANSFER...... 62
         SECTION 12.4.              CONTINUATION OF PLAN BY SUCCESSOR........... 62
         SECTION 12.5.              ADOPTION BY OTHER AFFILIATED GROUP
                                    MEMBERS..................................... 63
         SECTION 12.6.              EFFECT OF ACQUISITIONS...................... 63
         SECTION 12.7.              TERMINATION OF A PARTICIPATING
                                    EMPLOYER'S PARTICIPATION; OTHER MATTERS..... 63
         SECTION 12.8.              AUTHORIZATION AND DELEGATION TO THE
                                    BOARD OF DIRECTORS.......................... 65

ARTICLE XIII               CLAIMS AND INFORMATION

         SECTION 13.1.              CLAIMS PROCEDURE............................ 65
         SECTION 13.2.              AGENT FOR SERVICE OF PROCESS................ 68
         SECTION 13.3.              COMMUNICATIONS AND REPORTS.................. 68

ARTICLE XIV                TOP-HEAVY PROVISIONS

         SECTION 14.1.              CONSTRUCTION AND DEFINITIONS................ 69
         SECTION 14.2.              DETERMINATION WHETHER PLAN IS
                                    TOP-HEAVY................................... 71
         SECTION 14.3.              TOP-HEAVY REQUIREMENTS:  CONTRIBUTIONS...... 73
         SECTION 14.4.              TOP-HEAVY REQUIREMENTS:  VESTING............ 75
         SECTION 14.5.              TOP-HEAVY REQUIREMENTS:  SECTION 415
                                    LIMITATIONS ON BENEFITS..................... 76

ARTICLE XV                 MISCELLANEOUS

         SECTION 15.1.              LEASED EMPLOYEES............................ 77


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         SECTION 15.2.              PARTICIPANT LOANS........................... 77
         SECTION 15.3.              INDEMNIFICATION............................. 78
         SECTION 15.4.              BENEFITS LIMITED TO PLAN.................... 78
         SECTION 15.5.              LIMITED EFFECT OF RESTATEMENT............... 78
         SECTION 15.6.              INSTRUMENT BINDING.......................... 78

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                          COLLINS & AIKMAN CORPORATION
               EMPLOYEES' PROFIT-SHARING AND PERSONAL SAVINGS PLAN

                (as amended and restated effective March 1, 1991)


                              Statement of Purpose
         Collins & Aikman Corporation (the "Company") maintains a profit-sharing plan known as the Employees' Profit-Sharing Plan of Collins & Aikman Corporation (the "Plan"). The Company desires to amend the Plan to (i) add a "qualified cash or deferred arrangement" feature under Section 401(k) of the Internal Revenue Code of 1986 and related matching employer contributions for certain participants, (ii) include hourly employees as participants, (iii) change the name of the Plan to the "Collins & Aikman Corporation Employees' Profit-Sharing and Personal Savings Plan" and (iv) meet other current needs. The amendments can best be made by amending and restating the Plan and its accompanying Trust Agreement with Bankers Trust Company effective March 1, 1991. This instrument sets forth the amended and restated Plan.
         NOW, THEREFORE, the Plan, as heretofore amended, is hereby amended and restated in its entirety effective March 1, 1991 to consist of the following Articles I through XV:


                                       1


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                                    ARTICLE I
                                NAME AND PURPOSE

         SECTION 1.1. NAME. The Plan shall be known as the "Collins & Aikman Corporation Employees' Profit-Sharing and Personal Savings Plan." Prior to March 1, 1991, the Plan was called the "Employees' Profit-Sharing Plan of Collins & Aikman Corporation."
         SECTION 1.2. PURPOSE. The purpose of the Plan is to provide a program through which Participants may achieve additional financial security during their working years and in retirement through contributions made on an after-tax basis, through contributions made on a pre-tax basis pursuant to a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code, and through matching and discretionary profit-sharing contributions made by the Participating Employers. In no event shall the principal or income of the Trust be used for or diverted to any purpose whatsoever other than the exclusive benefit of the Participants and their Beneficiaries except as and to the limited extent otherwise specifically permitted qualified plans and trusts under the Act and the Code.

                                   ARTICLE II
                          CONSTRUCTION AND DEFINITIONS

         SECTION 2.1.               GENERAL.
         (a) Construction. Whenever used herein, unless the context clearly indicates otherwise, a pronoun in the masculine gender

                                       2

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shall include the feminine gender, and the singular shall include the plural and the plural the singular. The conjunction "or" shall include both the conjunctive and disjunctive, and the adjective "any" shall mean one or more or all. Article, section and paragraph headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective.
         (b) Intent. It is the intent that the Plan shall at all times be a qualified profit-sharing plan under Section 401(a) of the Code and that the Trust shall at all times be exempt from taxation under Section 501(a) of the Code, and this instrument shall be construed and interpreted so that the Plan shall be a qualified plan and the Trust shall be a tax-exempt trust unless the terms and provisions of this instrument clearly and unequivocally require a contrary interpretation or construction.
         (c) Definitions. Whenever used herein,
unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         (1) Account(s) means such of the following accounts as are maintained under the Plan for a Participant:

         (A) After-Tax Savings Account;

         (B) Before-Tax Savings Account;

         (C) Company Match Account; and

         (D) Profit-Sharing Account.

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         (2) Act means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and references thereto shall include the valid rules and regulations issued thereunder.
         (3) Adjustment, with respect to an Account, means the debits and/or credits made from time to time to the Account pursuant to the Plan to reflect the Account's allocable share of Trust investment gains and losses (realized and unrealized), investment income and administration expenses, if any. The Adjustment shall include all "Fund Adjustments" allocated to the Account pursuant to the Trust Agreement for the Trust.
         (4) Administration Committee means the Administration
Committee described in the applicable provisions of Articles
IX and X.
         (5) Affiliated Group means the Participating
Employer(s) and each of the following:
         (A) a corporation which is a member of the same controlled group of corporations [within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code] as a Participating Employer;
         (B) a trade or business (whether or not incorporated) controlled by a Participating Employer or under common control with a Participating Employer as required by Section 414(c) of the Code;
         (C) an organization which is a member of the same affiliated service group [as defined in Sec tion 414(m) of the Code] as a Participating Em ployer as required by Section 414(m) of the Code; and


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         (D) any other entity required to be aggre gated with a Participating
     Employer pursuant to Section 414(o) of the Code.

Solely for purposes of applying the Annual Addition limita tions of Section 6.3, the "Affiliated Group" shall also include any other company which would be included therein if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.
         (6) Affiliated Group Compensation of a person for a Plan Year means:

         (A) the total "wages" within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) paid by the members of the Affiliated Group to such person during the Plan Year, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed; plus

         (B) any amounts that would be included in subparagraph (A) above but for the application of Section 125, 402(a)(8), 402(h) or 403(b) of the Code (including Before-Tax Savings Contributions under the Plan).

         (7) After-Tax Savings Contribution means a Participant's contribution to the Plan pursuant to Section 4.4.
         (8) After-Tax Savings Account means the account maintained under the Plan for a Participant representing:

         (A) any after-tax voluntary contributions made by the Participant to his "Participant Contribution Account" under the Prior Plan; and


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         (B) his After-Tax Savings Contributions from and after March 1, 1991.

         (9) Annual Addition, with respect to a Participant for a Plan Year, means the total of employer contributions, forfeitures and employee contributions credited for the Plan Year to the Participant's accounts under the Plan and any other defined contribution plans maintained by any member of the Affiliated Group. The Annual Addition, however, shall not include any contribution or forfeiture that may be disregarded under Section 415(c) of the Code for purposes of determining the "annual addition" thereunder.
         (10) Before-Tax Savings Contribution means a Participating Employer contribution to the Plan for a Participant pursuant to Section 4.2.
         (11) Before-Tax Savings Account means the account maintained under the Plan for a Participant representing his Before-Tax Savings Contributions.
         (12) Beneficiary of a Participant means the person(s) or entity(ies) designated by the Participant pursuant to Section 8.9(a) [or, if applicable, designated by the Plan pursuant to Section 8.9(b)] to receive such benefits from an Account of the Participant after the Participant's death as may become payable to such person(s) or entity(ies) in accordance with the provisions of the Plan.
         (13) Benefits Committee means the Collins & Aikman Benefits Committee as described in the applicable provisions of Articles IX and X.
         (14)  Board or Board of Directors means:

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         (A) the Board of Directors of the Company; and

         (B) any committee or committees of the Company's Board of Directors to which, and to the extent, the Company's Board of Directors has delegated some or all of its power, authority, duties or responsibilities with respect to the Plan.

         (15) Child Absence of an Affiliated Group employee means the employee's absence from work with a member of the Affiliated Group (i) which begins after February 1985 and (ii) which is by reason of the pregnancy of the employee, the birth of a child of the employee or the placement of a child with the employee in connection with the employee's adoption of the child or is for purposes of caring for the child over a period beginning immediately following such birth or placement of the child. In order for an absence to qualify as a Child Absence, the reasons therefor and the length thereof must be established by the employee to the reasonable satisfaction of the Administration Committee at such time and pursuant to such procedures as the Administration Committee shall establish for such purpose. While an employee's Child Absence shall entitle the employee to be credited with Service to the limited extent specifically provided in the Plan, such Child Absence shall not constitute an authorized leave of absence for any non- Plan purposes, or entitle the employee to any non-Plan benefits or reemployment following such Child Absence, except to the extent, if any, provided under the employment practices and policies of the Affiliated Group member who


                                       7
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employed the employee when the Child Absence began, applied without regard to the Plan.
         (16) Code means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall include the valid rules and regulations issued thereunder.
         (17) Committee means the Administration Committee, the Benefits Committee or the Investment Committee, as the case may be.
         (18) Company means Collins & Aikman Corporation, a Delaware corporation.
         (19) Company Match means a Participating Employer contribution to the Plan for a Participant pursuant to Section 4.3.
         (20) Company Match Account means the account maintained under the Plan for a Participant representing the Company Matches credited to such account in accordance with the provisions of the Plan.
         (21) Compensation of a Participant for a particular period of time means:

         (i) the total remuneration paid in cash to the Participant during such period by the Participating Employers for employment with the Participating Employers, including without limitation base salary and wages, overtime pay, annual bonuses (contractual, discretionary or otherwise) and commissions; plus

         (ii) any remuneration of the type described in subparagraph (i) above that would have been paid in cash to the Participant during such period by the Participating Employers but for a reduction in compensation pursuant to
     Article IV or pursuant to Section 125 of the Code.

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Compensation, however, shall not include:

         (A) any compensation excluded by Section 6.4;

         (B) any compensation received for employment as an Excluded Employee;

         (C) any compensation paid from the Plan or paid pursuant to any other qualified employee benefit plan;

         (D) any expense allowances or reimbursements, whether or not included in the taxable income of the Participant and whether or not job-related, including without limitation expenses and reimbursements with respect to tuition, moving expenses, automobiles, amounts paid to or on behalf of the Participant for personal tax and financial planning services and other similar expense allowances or reimbursements;

         (E) any payments or remuneration pursuant to any nonqualified employee benefit plan, including without limitation any health, welfare or group insurance benefits, including without limitation worker's compensation payments; and

         (F) any amounts realized from the grant or exercise of any qualified or nonqualified stock option or stock appreciation right, any other cash remuneration attributable to the sale, exchange or other disposition of stock, and any cash remuneration under any phantom or shadow stock plan or similar arrangement which bases benefits primarily on stock appreciation or per share earnings or performance.

         (22) Contribution Percentage for Before-Tax Savings Contributions, or for Company Matches and After-Tax Savings Contributions, means, with respect to a particular group of Participants for a Plan Year, the average of the ratios


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(calculated separately for each Participant in the group)
of:

         (A) the amount of such contributions actually paid to the Trust on behalf of such Participants for the Plan Year; to

         (B) the Compensation of such Participants for the Plan Year.

Compensation Percentages shall be determined in accordance with Sections 401(k) and 401(m) of the Code. In such regard (and solely for purposes of determining Contribution Percentages), a Participant's Compensation shall include any other Affiliated Group Compensation required to enable the ratios to be calculated on the basis of "compensation" within the meaning of Section 414(s) of the Code, and the Administration Committee may modify the definition of "Compensation" in any manner permitted by Sections 401(k), 401(m) and 414(s) of the Code.
         If during the Plan Year or the preceding Plan Year, a Participant is a "family member" of a Highly Compensated Participant who is a five percent (5%) owner described in Section 14.1(b)(5)(C) or who is one of the ten (10) Highly Compensated Participants paid the greatest Affiliated Group Compensation during such Plan Year, then the Compensation and contributions made to the Plan on behalf of such Participant and such Highly Compensated Participant shall be aggregated and treated as if received by a single Highly Compensated Participant for purposes of calculating Contribution Percentages. As used above, the term "family member" means the spouse, lineal ancestors and lineal


                                       10
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descendants of a Participant and the spouses of such lineal ancestors and lineal descendants.
         (23) Defined Benefit Plan Fraction, with respect to a Participant for a Plan Year, means a fraction:

         (A) the numerator of which is the Projected Annual Benefit of the Participant under any defined benefit plans, whether or not terminated, maintained by any member of the Affiliated Group (determined as of the close of the Plan Year), and

         (B) the denominator of which is the lesser of Amount A or Amount B, where

         Amount A is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, and

         Amount B is the product of 1.4 multiplied by the amount that may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant under such defined benefit plans for the Plan Year.

         (24) Defined Contribution Plan Fraction, with respect to a Participant for a Plan Year, means a fraction:

         (A) the numerator of which is the sum of the Annual Additions of the Participant as of the close of the Plan Year, and

         (B) the denominator of which is the sum of the lesser of Amount A or Amount B for the Plan Year and for each prior year of service with the Affiliated Group, where

         Amount A is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year or prior year of service [determined without regard to Section 415(c)(6) of the Code]; and

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         Amount B is the product of 1.4 multiplied by the amount provided in
     Section 6.3(a)(ii) with respect to the Participant for the Plan Year or prior year of service.

Defined Contribution Plan Fractions shall be determined in accordance with the transitional rules (to the extent applicable) in (i) Section 415(e)(6) of the Code (if the Administration Committee elects its application) and (ii) Section 1106(i)(4) of the Tax Reform Act of 1986.
         (25) Disability means the permanent and complete inability of a Participant to engage in any occupation or perform any work for compensation or profit. Disability shall be determined by the Administration Committee in its sole discretion on the basis of such medical reports as the Administration Committee shall deem necessary or desirable using guidelines and standards similar to those used to determine eligibility for disability insurance payments under the Social Security Act. Such determination shall be made by the Administration Committee, however, without regard to any waiting period for benefits imposed under the Social Security Act or any actual determination regarding the Participant's disability by the Social Security Administration. The determination shall be made at the end of any authorized medical leave of absence, based on the Participant's condition at that time.
         (26) Distribution means the payment or distribution to or on behalf of a Participant or the Participant's Beneficiary of an amount credited to an Account of the

Participant that may be due in accordance with the provisions of the Plan.
         (27) Employee means an individual employed by any Participating Employer.
         (28) Employment Commencement Date means the date on which an individual first performs an Hour of Service.
         (29) Entry Date means January 1, 1992 and each subsequent January 1.
         (30)  Excluded Employee means:

         (A) any Employee employed on a temporary basis (including without limitation an Employee hired to perform a job for a short period of time or on a seasonal basis);

         (B) any Employee employed on a permanent basis at a customary work rate of less than thirty (30) hours per week;

         (C) any Employee accruing benefits for current Service under another tax qualified defined contribution pension or profit sharing plan maintained by a member of the Affiliated Group;

         (D) any Employee employed under an employment agreement or condition of employment specifically precluding participation in the Plan;

         (E) any Employee who is included in a unit of employees covered by a collective bargaining agreement unless such collective bargaining agreement provides for the Employee's participation in the Plan; and

         (F) any Employee employed by a division or other organizational unit of a Participating Employer to which the Plan has not been extended.

         (31) Forfeiture means any amount credited to a Participant's Profit-Sharing Account or Company Match Account which is forfeited by application of the vesting provisions of the Plan.
         (32) Forfeiture Period of Severance means a Period of Severance of sixty (60) or more months in duration. A Period of Severance that begins with a Child Absence, however, must be at least seventy-two (72) rather than sixty (60) months in duration in order to constitute a Forfeiture Period of Severance.
         (33) Fund(s) means the separate investment funds of the Trust provided for in Section 11.1(b).
         (34) Highly Compensated Participant, with respect to a Plan Year, means any Participant who:

         (A) was at any time during the Plan Year or the preceding Plan Year a five percent (5%) owner described in Section 14.1(b)(5)(C);

         (B) received Affiliated Group Compensation during the preceding Plan Year in excess of seventy-five thousand dollars ($75,000) [adjusted for any cost-of-living increase as permitted by Section 414(q) of the Code];

         (C) received Affiliated Group Compensation during the preceding Plan Year in excess of fifty thousand dollars ($50,000) [adjusted for any cost-of-living increase as permitted by Section 414(q) of the Code] and was in the group consisting of the top twenty percent (20%) of employees of the Affiliated Group when ranked on the basis of Affiliated Group Compensation paid during the preceding Plan Year;

         (D) was at any time during the preceding Plan Year an officer of an Affiliated Group member and received Affiliated Group Compensation during the preceding Plan Year greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the preceding Plan Year, unless fifty (50) other such officers [or, if less, the number of officers equal to the greater of three (3) or ten percent (10%) of all employees] have higher Affiliated Group Compensation; provided, however, if no officer is described in this subparagraph (D), the officer who received the greatest Affiliated Group Compensation during the preceding Plan Year shall be a Highly Compensated Participant; or

         (E) would be described in subparagraph (B), (C) or (D) above if the phrase "during the Plan Year" were substituted for the phrase "during the preceding Plan Year" each place it appears in said subparagraphs and is one of the one hundred (100) Affiliated Group employees who received the greatest Affiliated Group Compensation during the Plan Year.

The determination of which Participants are Highly Compensated Participants shall be made in accordance with the provisions of Section 414(q) of the Code. In such regard, the Administration Committee may in its discretion modify the above definition of Highly Compensated Participants in any manner permitted by Section 414(q).
         (35)  Hours of Service means:

         (A) each hour for which an Affiliated Group employee is paid, or entitled to payment, by a member of the Affiliated Group for the performance of duties;

         (B) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a member of the Affiliated Group, such hours to be credited to the employee for the period of time to which the award or agreement pertains rather than the period of time in which the award, agreement or payment is made; and

         (C) each hour for which credit is required by federal law, including without limitation federal law governing veterans' reemployment rights, the nature and extent of any such credit being determined under such law.

In determining an employee's Hours of Service, in no event shall the same hour be counted more than once. In determining Hours of Service, persons similarly situated shall be treated alike. For purposes of this Section 2.1(c)(35), the term "Participating Employer" shall include and refer to any "predecessor employer" as used in, and to the extent required by, Section 414(a) of the Code, and solely for purposes of determining an individual's Hours of Service, employees of such "predecessor employers" shall be credited with Hours of Service as provided herein with respect to their employment by such "predecessor employers." To the extent provided in Section 15.1, Leased Employees shall be credited with Hours of Service with respect to services rendered for members of the Affiliated Group.
         (36)  Ineligible Highly Compensated Participant means a
Highly Compensated Participant whose eligibility for Company
Matches could result in the Plan's failure to make Company Matches available to Salaried Employees on a basis that satisfies the nondiscrimination requirements of Section 401(a)(4) of the Code for the Plan Year. The Administration Committee shall determine the number and identity of the

Ineligible Highly Compensated Participants for the Plan Year in its discretion based on (i) its interpretation and application of the requirements of Section 401(a)(4) of the Code and such other Code provisions as it deems relevant and
(ii) such other factors as it deems appropriate, including convenience and practicality of administration and compliance with pertinent Code requirements. To the extent administratively practicable, Participants shall be categorized as Ineligible Highly Compensated Participants in inverse order of compensation. The Administration Committee's determination of which Participants are Ineligible Highly Compensated Participants shall be binding on the affected Participants.
         (37) Investment Committee means the Investment Committee described in the applicable provisions of Articles IX and X.
         (38) Investment Manager means any person, firm or corporation (other than a Trustee or a named fiduciary hereunder):

         (A) who has been appointed by the Investment Committee and has been delegated the power to manage, acquire or dispose of any asset of the Plan;

         (B) who is either

            (i) a registered investment adviser under the Investment Advisers Act of 1940,

            (ii) a bank, as defined in the Investment Advisers Act of 1940, or

            (iii) an insurance company qualified to perform such delegated services under the laws of more than one (1) state; and

         (C) who has acknowledged in writing that said Investment Manager is a fiduciary with respect to the Plan.

         (39) Leased Employee means any individual who is not an employee of any member of the Affiliated Group but who performs services for an Affiliated Group member, where:

         (A) such services are provided pursuant to an agreement between the member and any other person (the "leasing organization");

         (B) the individual has performed such services for the member, or for the member and any "related persons" determined under Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one
     (1) year; and

         (C) such services are of a type historically performed, in the business field of the member, by employees.

     (40)  Participant means:

         (A) an Employee who has become a Participant pursuant to Article III of the Plan; or

         (B) a former Employee who has an amount credited to any Account of the former Employee.

     (41)  Participating Employer(s) mean:

         (A) the Company;

         (B) those subsidiary, affiliate or associated corporations which adopt the Plan pursuant to Section 12.5; and

         (C) those successor corporations which, pursuant to Section 12.4, continue the Plan as provided in Section 12.4.

         (42) Period of Service means the period beginning on an individual's Employment Commencement Date or ReEmployment Commencement Date and ending on his next succeeding Severance from Service Date.
         (43) Period of Severance means the period beginning immediately following an individual's Severance from Service Date and ending immediately prior to his next Re-Employment Commencement Date (if any).
         (44) Permanent Reduction in Force as to a Participant means the termination of the Participant's employment with a Participating Employer directly and solely because of:

         (A) the sale or permanent shutdown of the Participating Employer's plant, division or other operating business unit in which he is employed; or

         (B) the permanent elimination of the job he is performing for the Participating Employer.

There will not be a Permanent Reduction in Force as to a Participant, however, if:

         (i) the Participant remains employed in any capacity by, or otherwise continues in Service with, any Participating Employer or any other member of the Affiliated Group;

         (ii) the Participant refuses an offer of continued employment with the Participating Employer, or with any other member of the Affiliated Group, in a job reasonably comparable in compensation, skill and location to his existing employment;

         (iii) his Accounts are transferred to another qualified plan pursuant to Section 12.7; or

         (iv) his employment terminates because of unsatisfactory job performance or voluntary resignation.

The Administration Committee shall determine in its sole discretion whether a Participant's employment terminates because of a Permanent Reduction in Force.
         (45)  Plan means the Collins & Aikman Corporation
Employees' Profit-Sharing and Personal Savings Plan, as amended from time to time.
         (46) Plan Quarter means the calendar quarters ending on the last day of March, June, September and December.
         (47)  Plan Year means:

         (A) prior to March 1, 1991, the "plan year" as in effect from time to time for the Plan;

         (B) the Short Plan Year (March 1, 1991 through December 31, 1991); and

         (C) thereafter, the twelve (12) consecutive month period ending each December 31.

         (48) Prior Plan means the Plan as in effect on February 28, 1991.
         (49) Profit-Sharing Account means the account maintained under the Plan for a Participant representing:

         (A) the "Company Contributions" credited to the Participant's "Company Contribution Account" under the Prior Plan; and

         (B) the Profit-Sharing Contributions credited to such account from the after March 1, 1991.

         (50) Profit-Sharing Contribution for a Plan Year means the Participating Employer contribution to the Plan for the Plan Year pursuant to
Section 5.1.
         (51) Projected Annual Benefit of a Participant for a Plan Year means the Participant's annual benefit (adjusted to the actuarial equivalent of a straight life annuity if expressed in a form other than a straight life annuity or a qualified joint and survivor annuity) under a qualified defined benefit plan, assuming that (i) the Participant will continue employment until the later of the Participant's current age or normal retirement age under such plan and
(ii) the Participant's compensation for the Plan Year and all other relevant factors used to determine benefits under such plan will remain constant for all future Plan Years.
         (52) Qualifying Period of Severance of an individual means a Period of Severance of less than twelve (12) consecutive months. If, however, an individual has a Child
Absence which is more than twelve (12) months in duration and has a Re-Employment Commencement Date within twenty-four (24) months of the date the Child Absence began, the Qualifying Period of Severance shall be equal in length to the duration of the Period of Severance minus twelve (12) months.
         (53) Re-Employment Commencement Date of an individual means the date on which the individual first performs an Hour of Service following a Period of Severance.
         (54) Retirement means "Retirement" under the Collins & Aikman Corporation Salaried Employees' Pension Account Plan or the Collins & Aikman Corporation Hourly Employees' Pension Account Plan.
         (55) Salaried Employee means an Employee who is compensated on the basis of an agreed amount for each week or month of employment or on the basis of commissions.
         (56) Section 415 Compensation of a person for a Plan Year means the person's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) during the Plan Year for personal services actually rendered in the course of employment with any member of the Affiliated Group to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements and other expense allowances under a nonaccountable plan as described in Treasury Regulation ss.1.62-2(c)). Section 415 Compensation, however, shall not include:

         (A) any amount excluded by Section 6.4;

         (B) contributions of any Affiliated Group member to a plan of deferred compensation (including without limitation the Plan) to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not included in gross income of the person for the taxable year in which contributed, or on behalf of the person to a simplified employee pension described in Section 408(k) of the Code, or any distributions from a plan of deferred compensation;

         (C) amounts realized (i) from the exercise of a non-qualified stock option or (ii) when restricted stock (or property) held by the person becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (D) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or

         (E) other amounts which receive special tax benefits, such as premiums for group life insurance (to the extent not includible in the person's gross income), or contributions made by any Affiliated Group member (whether or not under a salary reduction agreement) towards the purchase of a Code Section 403(b) annuity contract (whether or not the contributions are excludable from the person's gross income).

         (57) Service means employment by any member of the Affiliated Group and all other time included in a Period of Service.
         (58) Severance from Service Date means the last day of the calendar month in which an individual's employment with all members of the Affiliated Group terminates. For such purpose, an individual's employment terminates on the earlier of:

         (A) the date on which the individual quits, retires, is discharged or dies; or

         (B) the first anniversary of the date on which the individual is first absent from employment (with or without pay) for any other reason (for example, vacation, holiday, sickness, dis ability, leave of absence or layoff).

Notwithstanding the foregoing, an individual who terminates employment with a member of the Affiliated Group to enter the military service of the United States shall not experience a Severance from Service Date if (i) the individual's right to re-employment by the member of the Affiliated Group is protected by Federal law and (ii) the individual returns to employment with the member of the Affiliated Group within the period required by law to preserve the individual's right to re-employment.
         (59) Short Plan Year means the period March 1, 1991 through December 31, 1991.
         (60) Trust means the trust(s) established and maintained pursuant to and as a part of the Plan.
         (61) Trustee means the trustee(s) of the Trust Agreement(s) maintained as a part of the Plan.
         (62) Valuation Date means (i) the last day of each month and (ii) any other date that the Investment Committee shall from time to time designate as a Valuation Date.
         (63) Vested means nonforfeitable.
         (64) Vesting Service of a Participant means the sum of the Participant's Periods of Service and Qualifying Periods of Severance. The determination of Vesting Service shall be subject to the following rules:

         (A) Vesting Service shall be expressed as years. In such regard, to determine Vesting Service, the Participant's Period(s) of Service and Qualifying Period(s) of Severance (if any) shall be totalled and converted to years without rounding any fractional months or years up or down. In determining Vesting Service, in no event shall the same time be counted more than once. (A similar procedure shall be followed for the purposes of determining whether a Period of Severance is a Qualifying Period of Severance or a Forfeiture Period of Severance.)

         (B) If a Participant has a Forfeiture Period of Severance and subsequently returns to Service, any Vesting Service after the Forfeiture Period of Severance shall not be taken into account for purposes of determining the Vested percentage of the amount credited to the Participant's Profit- Sharing Account or Company Match Account at the time of the Forfeiture Period of Severance (or at any time before the Forfeiture Period of Severance).

         (C) If a Participant has a Forfeiture Period of Severance and has no Vested interest in his Profit-Sharing Account, Company Match Account and Before-Tax Savings Account, any Vesting Service prior to the Forfeiture Period of Severance shall be disregarded if the period during which the Forfeiture Period of Severance continues either equals or exceeds the Participant's Vesting Service prior to the Forfeiture Period of Severance. For this purpose, any prior Vesting Service eliminated by a prior application of this subparagraph or similar provision in the Prior Plan shall be disregarded.

         (D) In no event will a Prior Plan Participant's Vesting Service for time prior to March 1, 1991 be less than his vesting service determined as of February 28, 1991 under the terms and provisions of the Prior Plan.

         SECTION 2.2. APPLICABLE LAW. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable and, to the extent such laws are not applicable, by the laws of the State of North Carolina.

                                   ARTICLE III
                                  PARTICIPATION

         SECTION 3.1. GENERAL. No person shall become a Partici pant unless or until such person is or becomes an Employee and upon or following satisfaction of the eligibility requirements set forth in the Plan.
         SECTION 3.2. ELIGIBILITY AND COMMENCEMENT OF PARTICIPATION.
         (a) Eligibility. All Employees except Excluded Employees are eligible to participate in the Plan when and as provided in the Plan.
         (b) Commencement of Participation: General Rule. An Employee shall become a Participant on the Entry Date following his Employment Commencement Date. If on that Entry Date, however, he is not an Employee or he is an Excluded Employee, he shall become a Participant on the first day thereafter on which he is an Employee and not excluded under Section 3.4.
         (c) Commencement of Participation: Transitional Rules regarding Prior Plan Participants and Certain Other Employees. Notwithstanding the provisions of
Section 3.2(b), the following rules shall apply:

         (i) Participants under Prior Plan. Each Participant in the Prior Plan shall continue to participate in the Plan from and after March 1, 1991 to the extent provided in the Plan. Each person who had not become a Participant in the Prior Plan by February 28, 1991 but had satisfied the Prior Plan's service requirement for participation (generally, a one year period of service) by that date shall become a Participant on the first day on or after March 1, 1991 on which he is an Employee and not excluded under Section 3.4.

         (ii) Employees hired in 1990. A person who did not participate in the Prior Plan but had an Employment Commencement Date or a Re-Employment Commencement Date in 1990 shall become a Participant on the first day on or after March 1, 1991 on which he is an Employee and not excluded under
     Section 3.4.

         (iii) Special Commencement Date for Hourly Employees. Only Salaried Employees could participate in the Prior Plan, and no Employee can become a Participant in the Plan between March 1, 1991 and June 30, 1991 unless and until he is a Salaried Employee. Effective July 1, 1991, other Employees may become Participants as well. Therefore, any Employee who would have become a Participant between March 1, 1991 and June 30, 1991 had he been a Salaried Employee shall become a Participant on the first day on or after July 1, 1991 on which he is an Employee and not excluded from participation under Section 3.4.

         SECTION 3.3. ELIGIBILITY OF FORMER PARTICIPANTS. If a person terminates employment with the Participating Employers after becoming a Participant and subsequently resumes employment with the Participating Employers as an Employee, then subject to Section 3.4, the person shall again become a Participant on the date of such resumption of employment with the Participating Employers as an Employee.
         SECTION 3.4. EXCLUDED EMPLOYEES. An Employee may not become a Participant while an Excluded Employee. If an Employee becomes an Excluded Employee after becoming a Participant, no Participant or Participating Employer contributions shall be made to the Plan with respect to his compensation or remuneration from the Participating Employers for employment as an Excluded

Employee, but he shall otherwise continue to participate in the Plan in accordance with its terms and provisions. In such regard:

         (i) His becoming an Excluded Employee shall not constitute a separation from Service, and he shall continue to be credited with Vesting Service for his employment as an Excluded Employee as provided in the Plan; and

         (ii) His Accounts shall continue to be held, invested and administered in the Trust (including periodic allocations of the Adjustment) until Distributed and/or Forfeited following separation from Service when and as provided in the Plan, and pending distribution or forfeiture he shall have the Beneficiary and investment designation rights of other Participants.

If his status as an Excluded Employee subsequently ends but he remains an Employee, he shall resume full participation in the Plan but shall not be entitled to make or receive any contributions with respect to his compensation and remuneration as an Excluded Employee.

                                   ARTICLE IV
                    SAVINGS CONTRIBUTIONS AND COMPANY MATCHES

         SECTION 4.1. REDUCTION OF PARTICIPANT COMPENSATION.

         (a) General. A Participant may elect to have the Compensation payable to the Participant for a payroll period reduced and contributed to the Plan as a Before-Tax Savings Contribution in accordance with the provisions of this Section. The minimum percentage of reduction that may be elected shall be one percent (1%), and the maximum percentage of reduction that may be elected shall be ten percent (10%). Percentage reductions must be in whole multiples of one percent (1%). If a Participant elects to reduce Compensation for a payroll period under this Section, then the Participating Employers shall make a Before-Tax Savings Contribution to the Plan pursuant to
Section 4.2 for the Participant equal to the amount by which the Participant's Compensation for the payroll period is reduced. It is intended that the Compensation reductions and corresponding Before-Tax Savings Contributions shall be made pursuant to a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code.
         (b) Election by New Participants to Reduce Compensation. An Employee who is about to become a Participant pursuant to Section 3.2 and who wishes to elect to have Compensation reduced may make the election by delivering to the Administration Committee on or before the Employee becomes a Participant a written direction to make the reduction. The election shall become effective as soon as administratively feasible after (i) the Employee becomes a Participant and (ii) the Administration Committee receives the written direction.
         (c) Election to Change Compensation Reduction. Subject to applicable Plan limitations and the rules established by the Benefits Committee from time to time governing the frequency and effectiveness of changes in Compensation reduction elections, a Participant may elect to increase [including an increase from zero (0)] or decrease [including a decrease to zero (0)] prospec tively the percentage by which the Participant's Compensation is being reduced by delivering to the Administration Committee a written direction to make such change.

         (d) Termination of Election Upon Separation From Service. The separation from Service of a Participant shall automatically terminate the Participant's election (if any) to have Compensation reduced pursuant to this Section that is then in effect, and such termination shall become effective immediately following the payroll period during which such separation from Service occurs. A Participant who has separated from Service after having become a Participant and who has resumed Service as provided in Section 3.3 may make an election to reduce Compensation pursuant to this Section upon such resumption of Service and such election shall become effective as soon as administratively feasible after the Administration Committee receives such written direction.
         (e) Transfers Among Participating Employers. If a Participant's employment is transferred directly from one Participating Employer to another Participating Employer, the transfer shall not in and of itself change or terminate any election to reduce Compensation that is then in effect under this Section with respect to the Participant. The Compensation otherwise payable to the Participant by the Participant's new Participating Employer shall be reduced by the same percentage (including zero (0)) as was in effect at the time of such transfer with respect to the Participant's Compensation from the prior Participating Employer, unless and until the Participant makes a different election in accordance with Plan provisions.
         (f) Continuation of Election; Change or Termination not Retroactively Effective. Any Participant election to reduce Compensation, once effective, shall continue in effect until changed or terminated pursuant to this Section or by the

Administration Committee to ensure compliance with Section 6.2 or Section
6.3. Except as required by Section 6.2 to satisfy the limitations on contributions under Sections 401(k), 401(m) and 402(g) of the Code, no change or termination of any election to reduce a Participant's Compensation under this Section shall increase, decrease or otherwise affect any reduction in the Compensation that became payable to the Participant on or before the date on which such change or termination becomes effective.
         (g) Form and Frequency of Election. Any written directions by a person to the Administration Committee with respect to any reduction in Compensation pursuant to this Section shall be on a form approved by the Benefits Committee for such purpose and shall be made by the person's completing, signing and filing such form with the Administration Committee in the manner prescribed from time to time by the Benefits Committee. The Benefits Committee shall establish rules regarding the frequency with which Participants shall be permitted to change their elections under this Section and the dates as of which such elections may become effective, and such rules and related procedures shall be binding upon the Participants.
         (h) Effective Date of this Section. The contribution provisions of this Section shall become effective July 1, 1991. Consequently, Compensation reductions and corresponding Before-Tax Savings Contributions for Compensation payable before that date are not permitted, and the Benefits Committee shall prescribe the rules and procedures whereby existing and new Participants may begin Compensation reductions effective July 1, 1991.

         SECTION 4.2. BEFORE-TAX SAVINGS CONTRIBUTIONS. The Participating Employers shall make a Before-Tax Savings Contribution to the Trust for each Participant whose Compensation for a payroll period is reduced pursuant to
Section 4.1. The Before-Tax Savings Contribution shall be in an amount equal to the amount by which the Participant's Compensation for the pay period is so reduced. The Before-Tax Savings Contribution shall be paid to the Trust no later than thirty (30) days after the calendar month in which the payroll period ends and shall be credited to the Before-Tax Savings Account of the Participant.
         SECTION 4.3. COMPANY MATCHES.
         (a) General. The Participating Employers shall make a Company Match contribution to the Trust for each Participant for whom a Before-Tax Savings Contribution is made, if the Participant is eligible for a Company Match pursuant to Section 4.3(b). The amount of the Company Match shall be fifty percent (50%) of the Before-Tax Savings Contribution, but disregarding for such purpose the amount (if any) by which the Before-Tax Savings Contribution exceeds three percent (3%) of the Participant's Compensation for the payroll period to which the Before-Tax Savings Contribution relates. The Company Match shall be credited to the Participant's Company Match Account.
         (b) Participants Eligible for Company Match. A Participant shall be eligible for a Company Match with respect to a Before-Tax Savings Contribution only if the following conditions are satisfied:
         (i) the Participant is a Salaried Employee for the payroll period to which the Before-Tax Savings Contribution relates; and

         (ii) the Participant is not an Ineligible Highly Compensated Participant for the Plan Year that includes that payroll period.

         (c) Deemed Company Match for March through June 1991. The Participating Employer shall make the contributions described below to the Trust for each Participant between March 31, 1991 and June 30, 1991 who would have been eligible under Section 4.3(b) for Company Matches had Before-Tax Savings Contributions been permitted under the Plan during that time:

         (i) a contribution equal to four and one-half percent (4 1/2%) of the Participant's Compensation for the month of March 1991; and

         (ii) contributions equal to one and one-half percent (1 1/2%) of the Participant's Compensation for the months of April, May and June 1991, respectively.

Such contributions shall be credited to the Participant's Company Match Account.

         SECTION 4.4. AFTER-TAX SAVINGS CONTRIBUTIONS.

         (a) General. A Participant may elect to make After-Tax Savings Contributions to the Trust for a payroll period in accordance with the provisions of this Section. The minimum percentage that may be elected shall be one percent (1%), and the maximum percentage of reduction that may be elected shall be ten percent (10%). Percentage reductions must be in whole multiples of one percent (1%). All After-Tax Savings Contributions shall be credited to the contributing Participant's After-Tax Savings Account, must be made out of his own funds (and not by a reduction in Compensation pursuant to Section 401(k) of the Code), and shall be made only by payroll deduction.

         (b) Form and Frequency of Elections. Any written direc tions by a person to the Administration Committee with respect to any After-Tax Savings Contributions pursuant to this Section shall be on a form approved by the Benefits Committee for such purpose and shall be made by the person's completing, signing and filing such form with the Administration Committee in the manner prescribed from time to time by the Benefits Committee. The Benefits Committee shall establish rules regarding elections under this Section, and such rules and related procedures shall be binding on the Participants.

                                    ARTICLE V
                          PROFIT-SHARING CONTRIBUTIONS

         SECTION 5.1. AMOUNT OF PROFIT-SHARING CONTRIBUTION. The Participating Employers, in addition to their other contributions to the Plan, may make a Profit-Sharing Contribution to the Trust for the Plan Year in such amount (if any) as shall be determined by the Board of Directors in its sole discretion. The Profit- Sharing Contribution shall be paid to the Trust by such date after the end of the Plan Year as the Board of Directors shall determine, so that the Profit-Sharing Contribution may be deducted in timely fashion on the Federal income tax return(s) of the Participating Employers.
         SECTION 5.2. PARTICIPANTS ELIGIBLE FOR ALLOCATION. The Participants whose Profit-Sharing Accounts shall share in the allocation of the Profit-Sharing Contribution (if any) for the Plan Year pursuant to Section 5.3 shall be:

                  (a) each Participant who is actively employed by a Participating Employer on the last day of the Plan
         Year;

                  (b) each Participant who on the last day of the Plan Year is on an authorized (paid or unpaid) leave of absence or lay-off from active employment with a Participating Employer that began during the Plan Year; and

                  (c) each Participant whose separation from Ser-vice occurred during the Plan Year as a result of Retirement, Disability, death or a Permanent Reduction in Force.

         SECTION 5.3. ALLOCATION OF PROFIT-SHARING CONTRIBUTION AND FORFEITURES.
         (a) General. The Profit-Sharing Contribution (if any) for the Plan Year and any Forfeitures allocable under this Section for the Plan Year (that is, certain Forfeitures arising from Profit-Sharing Accounts) shall be allocated to the Profit-Sharing Accounts of the Participants who are eligible to share in such allocation pursuant to Section 5.2. Each such Participant's Profit-Sharing Account shall be credited with that portion of the Profit-Sharing Contribution and Forfeitures as shall bear the same ratio to the Profit-Sharing Contribution and Forfeitures as the Compensation of the Participant for the Plan Year bears to the aggregate Compensation for the Plan Year of all such Participants. The allocation provisions of this Section 5.3(a) shall apply irrespective of the number of Participating Employers, and therefore if there are multiple Participating Employers, the Profit-Sharing Contribution and Forfeitures shall be allocated as a whole among all the Participants eligible to share in such allocation.

         (b) Short Plan Year. In applying the provisions of Section 5.3(a) to the Profit-Sharing Contribution and Forfeiture allocation for the Short Plan Year, each Participant's Compensation shall mean his Compensation for the calendar year January 1, 1991 through December 31, 1991 (irrespective of whether he was a Participant throughout that entire calendar year).

                                   ARTICLE VI
               CONTRIBUTION SOURCES, LIMITATIONS AND RESTRICTIONS

         SECTION 6.1. SOURCE, ALLOCATION AND DEDUCTIBILITY OF PARTICIPATING EMPLOYER CONTRIBUTIONS. While the Plan is a "profit-sharing plan" for purposes of Section 401 of the Code, each Participating Employer's contributions to the Plan for any Plan Year, including their contributions under Articles IV and V, are not contingent upon its having current or accumulated net income or net profits. The Company in its sole discretion may make all such contributions on behalf of the Participating Employers. In that event, each other Participating Employer shall appropriately reimburse the Company for its proportionate share of such contributions on a regular and periodic basis. In no event shall the Participating Employers' contributions to the Plan under Articles IV and V for any Plan Year exceed the amount which can be properly deducted under the Code by the Participating Employers in computing taxable income under the Code.
         SECTION 6.2. LIMITATIONS ON BEFORE-TAX SAVINGS CONTRIBU TIONS, AFTER-TAX SAVINGS CONTRIBUTIONS AND COMPANY MATCHES.

         (a) Limitations. Notwithstanding anything to the contrary contained in the Plan, Before-Tax Savings Contributions, After-Tax Savings Contributions and Company Matches shall be subject to the following limitations:

                  (i) The Before-Tax Savings Contributions paid to the Trust for a Participant for any taxable year of the Participant shall not exceed seven thousand dollars ($7,000) (or such greater amount as may be permitted for the taxable year pursuant to cost-of-living adjust ments under Section 402(g) of the Code). For such purpose, a Before-Tax Savings Contribution shall be deemed to be for a Participant's taxable year if made on account of a reduction in Compensation pursuant to
         Article IV that would otherwise have been includable in the Participant's gross taxable income for the taxable year.

             (ii) For each Plan Year the Contribution Percentage for Before-Tax Savings Contributions shall satisfy either the Primary Test or the Alternative Test below.

            (iii) For each Plan Year the Contribution Percentage for After-Tax Savings Contributions and Company Matches shall satisfy either the Primary Test or the Alternative Test below.

The "Primary Test" is satisfied if the Contribution Percentage for the contributions being tested (that is, for Before-Tax Savings Contributions or for After-Tax Savings Contributions and Company Matches, as the case may be) of the group of Highly Compensated Participants is not more than the Contribution Percentage for such contributions of all other Participants multiplied by 1.25. The "Alternative Test" is satisfied if the Contribution Percentage for the contributions being tested of the group of Highly Compensated Participants (A) does not exceed the Contribution Percentage for such contributions of all other

Participants by more than two (2) percentage points and (B) is not more than the Contribution Percentage for such contributions of all other Participants multiplied by two (2). If in addition to the Plan any Highly Compensated Participant participates in any other qualified plan to which contributions of the same type as those being tested are made, all such contributions shall be aggregated as required by the Code for purposes of applying the above limitations. The limitations of subparagraphs (i), (ii) and (iii) above shall be coordinated with one another and with any other plans maintained by any member of the Affiliated Group that are subject to such limitations as required or permitted by the Code to restrict multiple use of the Alternative Test, permit appropriate aggregation of plans and contributions and otherwise appropriately limit contributions.
         (b) Implementation of Limitations. The Administration Committee from time to time shall review the elections of Participants under Section 4.1 and
Section 4.4 to ensure compliance with the limitations of Section 6.2(a). To ensure compliance, the Administration Committee may require Highly Compensated Participants to reduce prospectively the amount by which their Compensation is being reduced pursuant to Section 4.1 and/or their After-Tax Savings Contributions under Section 4.4 in such portions, and with respect to such payroll periods, as the Administration Committee shall specify. In addition, if on account of administrative error or otherwise any limitation of Section 6.2(a) may be exceeded because of Before-Tax Savings Contributions, After-Tax Savings Contributions or Company Matches already paid or payable to the Trust, the Administration Committee shall cause to be taken such of the following actions as and to the extent it determines necessary so that the limitation shall be satisfied:

         (i) As to the Section 6.2(a)(i) ($7,000) limitation on Before-Tax Savings Contributions:

         distribute to the Participant the Before-Tax Savings Contributions for the Participant's taxable year that exceed the limitation of Section 6.2(a)(i) no later than the April 15 following the close of such taxable year.

         (ii) As to the Section 6.2(a)(ii) (Contribution Percentage) limitation on Before-Tax Savings Contributions:

         permit Highly Compensated Participants to elect to have their Before-Tax Savings Contributions for the Plan Year that exceed the limitation of Section 6.2(a)(ii) treated as distributed and then recontributed to the Plan as After-Tax Savings Contributions; and

         distribute to Highly Compensated Participants their respective portions of the excess Before-Tax Savings Contributions within two and one-half (2 1/2) months after the close of such Plan Year, if practical, and in no event later than by the end of the next Plan Year.

         (iii) As to the Section 6.2(a)(iii) (Contribution Percentage) limitation on After-Tax Savings Contributions and Company Matches:

         distribute to Highly Compensated Participants their respective portions of the After-Tax Savings Contributions and Company Matches for the Plan Year that exceed the limitation of Section 6.2(a)(iii) within two and one-half (2 1/2) months after the close of such Plan Year, if practical, and in no event later than by the end of the next Plan Year.

To the extent permitted or required by the Code, the Administration Committee may cause to be forfeited, or distributed to Highly Compensated Participants, any Company Matches attributable to any Before-Tax Savings Contributions that are distributed or recharacterized as provided in subparagraph
(ii) above.
         For purposes of subparagraphs (ii) and (iii) above, excess contributions are the amount by which (1) the aggregate Before- Tax Savings Contributions or the aggregate Company Matches and After-Tax Savings Contributions (as the case may be) actually paid to the Trust on behalf of the Highly Compensated Participants for the Plan Year exceed (2) the maximum amount of such contributions permitted under the applicable limitation of Section 6.2(a) (determined by reducing contributions made on their behalf in order of the actual individual contribution percentages, beginning with the highest of such percentages). Any Distribution of an excess contribution shall include any Trust gains or other income allocable to the distributed con tribution while held in the Trust (but need not include Trust gains and income for the Plan Year in which distributed except to the extent required by the Code). The determinations and actions of the Administration Committee under this Section 6.2, including without limitation the identification and disposition of excess contributions, shall be consistent with the requirements of Sections 401(k), 401(m) and 402(g) of the Code and shall be binding and conclusive on the affected Participants in all respects. No decrease pursuant to this Section 6.2 in the amount by which Compensation is being or has otherwise been reduced by a Participant shall entitle the Participant to elect to reduce

Compensation other than on a prospective basis in accordance with all of the restrictions, limitations and other terms and condi tions of the Plan.
         SECTION 6.3. LIMITATION ON ANNUAL ADDITION.
         (a) Limitation. Notwithstanding anything to the contrary contained in the Plan, in no event shall the Annual Addition with respect to a Participant for a Plan Year exceed the least of:

         (i) thirty thousand dollars ($30,000) (or, if greater, one-fourth (1/4) of the dollar limitation in effect for the Plan Year under Section 415(b)(1)(A) of the Code);

         (ii) twenty-five percent (25%) of the Participant's Section 415 Compensation for the Plan Year; or

         (iii) the maximum amount which will not cause the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for the Plan Year to exceed 1.0.

The amount provided in subparagraph (i) above for the Short Plan Year, however, shall be twenty-five thousand dollars ($25,000).
         (b) Effect on Participation. In the event that the provisions of the Plan would otherwise cause the Annual Addition with respect to a Participant for a Plan Year to exceed the limitation provided in Section 6.3(a), then the Annual Addition shall be reduced to the maximum amount permitted by Section 6.3(a) by:
         (i) returning to the Participant as soon as practicable any After-Tax Savings Contributions and to the extent permitted by the Code any Before-Tax Savings Contributions with respect to a Plan Year, adjusted for earnings and losses;

         (ii) limiting the Participant's benefits under any defined benefit plan maintained by any member of the Affiliated Group in accordance with the terms thereof;

         (iii) limiting the Participant's contributions or benefits under any other defined contribution plan maintained by any member of the Affiliated Group in accordance with the terms thereof; and

         (iv) reducing the Company Matches, Before-Tax Savings Contributions and Profit-Sharing Contributions otherwise allocable to the Participant's Accounts for the Plan Year.

Any contribution that is not allocated to a Participant's Account by reason of subparagraph (iv) above shall be held in the Trust in a suspense account and be used as soon as practicable to reduce future Participating Employer contributions during the next Plan Year (and succeeding Plan Years, as necessary).
         SECTION 6.4. COMPENSATION LIMITATION. Notwithstanding any contrary provision of the Plan, in no event shall the amount of a Participant's compensation taken into account under the Plan for any Plan Year exceed two hundred thousand dollars ($200,000) [or such greater amount as may be permitted for such Plan Year pursuant to cost-of-living adjustments under Section 401(a)(17) of the Code]. In the event a Participant is (i) a five percent (5%) owner described in Section 14.1(b)(5)(C) or (ii) one of the ten (10) Highly Compensated Participants paid the greatest Affiliated Group Compensation during the Plan Year, then this limitation shall apply to the combined compensation of the Participant and any of his "family members" who are participating in the Plan, and shall be prorated among them in proportion to their respective compensation determined without regard to this limitation. As used in this Section, a "family member" means a Participant's (i) spouse and (ii) lineal descendants who have not attained nineteen (19) years of age before the end of the Plan Year.

                                   ARTICLE VII
                              BENEFITS AND VESTING

         SECTION 7.1. BENEFITS. The benefits to be provided by the Plan are not fixed or determinable. Instead, each Participant's benefits are based solely on the Vested amounts (if any) credited to the Participant's Accounts, as adjusted from time to time to reflect the Adjustment and other debits and credits pursuant to the Plan.
         SECTION 7.2. VESTING IN BEFORE-TAX AND AFTER-TAX SAVINGS ACCOUNTS. The amounts to the credit of a Participant in the Participant's Before-Tax Savings Account and After-Tax Savings Contribution Account, as revalued to reflect the Adjustment, shall at all times be fully Vested.
         SECTION 7.3. VESTING IN COMPANY MATCH AND PROFIT-SHARING ACCOUNTS.
         (a) Vesting on Account of Death, Retirement, Disability or Permanent Reduction in Force. Upon the first to occur of a Participant's death while in Service, attainment of age sixty-five (65) while in Service, Retirement, or separation from Service by reason of Disability or a Permanent Reduction in Force, the amounts to the credit of the Participant in the Participant's Company Match Account and Profit-Sharing Account shall become fully Vested.
         (b) Vesting in Other Situations. If a Participant separates from Service other than by reason of the Participant's death, Retirement, Disability or a Permanent Reduction in Force, only the Vested portion of the Participant's Company Match Account and Profit-Sharing Account, determined under the applicable vesting schedule below, will be available for Distribution to the Participant (or, if deceased, the Participant's Beneficiary). The portion of the Accounts that are not Vested shall become Forfeitures as hereinafter provided.
         The following vesting schedule applies to the Company Match Accounts and the Profit-Sharing Accounts of Participants who have any Hours of Service before July 1, 1991:

            Years of
         Vesting Service             Vested Percentage

         less than 2 ............             0%
                   2 ............            40%
                   3 ............            60%
                   4 ............            80%
           5 or more ............           100%

         The following vesting schedule applies to the Company Match Accounts and the Profit-Sharing Accounts of Participants who have no Hours of Service before July 1, 1991:

            Years of
         Vesting Service             Vested Percentage

         less than 5 ............             0%
         5 or more ..............           100%

         (c) Time of Vesting Schedule Application and Forfeiture Determination. In any application of the applicable vesting schedule under Section 7.3(b) to a Participant's Company Match Account or Profit-Sharing Account (as the case may be), the Vesting Service of the Participant shall be determined as of the date of such application of the vesting schedule. The Vested portion of such Account as of any date shall be the amount determined by applying the Vested percentage determined from the applicable vesting schedule to the amount credited to such Account. If the Participant's Vested percentage is one hundred percent (100%) in his Company Match Account and Profit-Sharing Account at the time the Participant separates from Service, the Participant shall be fully Vested in the total amount credited to the Accounts. If such Participant's Vested percentage is less than one hundred percent (100%) at the time the Participant separates from Service, the following rules shall apply:

         (i) Forfeiture of Non-Vested Portion. The non- Vested portion of the amounts to the credit of the Participant's Accounts as of the Valuation Date coinciding with or next following the first anniversary of the date of his separation from Service shall become a Forfeiture on that Valuation Date and shall be reallocated as of the end of the Plan Year that contains that Valuation Date as provided in subparagraph (ii) below. Pending reallocation, the Forfeiture shall be held in an unallocated suspense account and periodically revalued to reflect the Adjustment.

         (ii) Reallocation of Forfeitures. The Forfeitures arising during a Plan Year pursuant to subparagraph (i) above (as revalued as therein provided) shall be (a) reallocated under Section 7.3(d), to the extent required by
     Section 7.3(d), and (b) to the extent determined by the Administration Committee applied to the payment of Plan administrative expenses. To the extent not so used:

         Forfeitures arising from Profit-Sharing Accounts shall be reallocated under Section 5.3; and

         Forfeitures arising from Company Match Accounts shall be reallocated to the Company Match Accounts of the following described Participants in proportion to the total Company Matches allocated to their respective Company Match Accounts for the Plan Year under Section 4.3. The Participants whose Company Match Accounts share in this reallocation shall be the Participants whose Company Match Account balances remain in the Trust at the end of the Plan Year, and the Participants whose Company Match Accounts were paid out during the Plan Year because of death, Disability, Retirement, Permanent Reduction in Force or Financial Hardship (under Section 8.2).

         (d) Restoration of Forfeitures in Certain Cases. If a Participant separates from Service and prior to experiencing a Forfeiture Period of Severance forfeits all or a portion of the Participant's Company Match Account or Profit-Sharing Account pursuant to Section 7.3(c), the amount credited to the Accounts that became a Forfeiture pursuant to Section 7.3(c) together with interest as provided in subparagraph (iii) below (collectively, the "Forfeited Amount") shall be recredited to the Accounts only if the Participant resumes Service prior to experiencing a Forfeiture Period of Severance and only as hereinafter provided:
         (i) Forfeiture Restoration. The Forfeited Amount shall be recredited to the appropriate Accounts as of the Valuation Date on the last day of the Plan Year in which such resumption of Service occurs (unless the Participant has again separated from Service and without any additional Vested interest).

         (ii) Source of Restored Forfeitures. Any Forfeited Amount recredited to a Participant's Profit-Sharing Account or Company Match Account as of a Valuation Date pursuant to subparagraph (i) above shall be made from the Forfeitures of such type of Account allocable as of such Valuation Date or from a contribution by the Participating Employers for such purpose, as determined by the Administration Committee.

         (iii) Forfeited Amount Includes Interest. A Forfeited Amount recredited to a Participant's Profit-Sharing Account or Company Match Account as hereinabove provided shall include interest, credited at such rate(s) and in such manner as the Administration Committee shall from time to time determine in its discretion, for the period of time that elapsed between the date of Forfeiture and the date of recrediting.

         (e) Accounting Following Forfeiture. The Administration Committee and the Trustee shall cause to be kept such sub-accounts and other records with respect to the Participant's Accounts as are required by this Section to properly account for forfeitures of, and the restoration of prior forfeitures to, the Accounts of Participants, including appropriate usage of the methods set forth in Treasury Regulation ss.1.411(a)-7(d)(5) (or its successor) for distributions from Accounts that are not fully (100%) Vested and subsequent increases in the Vested percentages therein.

                                  ARTICLE VIII
                            DISTRIBUTION OF BENEFITS

         SECTION 8.1. GENERAL: RECIPIENT AND BENEFIT COMMENCEMENT DATE.

         (a) Recipient of Distribution. Distribution during the lifetime of a Participant shall be made only to or for the Participant. If the Participant dies before Distribution of the entire Vested amounts credited to his Accounts, Distribution of any remaining Vested amounts shall be made only to the deceased Participant's Beneficiary. If the Beneficiary survives the Participant but dies before Distribution has been made, then

Distribution shall be made to the deceased Beneficiary's estate. Notwithstanding the foregoing, Distribution may be made to others on behalf of a minor or incompetent Participant or Beneficiary as provided in Section 8.7 and shall be made in accordance with Qualified Domestic Relations Orders as provided in
Section 8.8.

         (b) Benefit Commencement Date: Participant in Service. While a Participant is in Service, Distributions from the Participant's Accounts may be made only:

         (A) pursuant to Section 6.2 or Section 6.3 to comply with contribution limitations;

         (B) pursuant to Section 8.1(c)(ii) for a Participant over age seventy and one-half (70 1/2);

         (C) pursuant to Section 8.2 or Section 8.3 from the Before-Tax Savings Account for Financial Hardship or after age fifty-nine and one-half (59 1/2); or

         (D) pursuant to Section 8.4 from the After-Tax Savings Account.

         (c) Benefit Commencement Date: Participant not in Service. The commencement of Distribution to a Participant who is not in Service or (if the Participant is deceased) to the Participant's Beneficiary shall be subject to the requirements of Section 8.1(d) and (subject to those requirements) to the following rules:

         (i) Benefit Commencement Date following Retirement, Disability or Permanent Reduction in Force. Distribution to a Participant who separates from Service on account of Retirement, Disability or a Permanent Reduction in Force may be made during such month that begins after the separation from Service as the Participant specifies to the Administration Committee.

         (ii) Benefit Commencement Date following other Separation from Service:
     Pre-July 1991 Participants. If a person who had become a Participant by June 30, 1991 separates from Service for a reason other than Retirement, Disability or a Permanent Reduction in Force, Distribution to the Participant may be made during such month that begins after the separation from Service as the Participant specifies to the Administration Committee.

         (iii) Benefit Commencement Date following other Separation from
     Service: Other Participants. If a person who had not become a Participant by June 30, 1991 separates from Service for a reason other than Retirement, Disability or a Permanent Reduction in Force, Distribution to the Participant may be made during such month as the Participant specifies to the Committee that begins after the the earlier of (A) the first anniversary of the separation from Service or (B) the date the Participant attains age fifty-five (55).

         (iv) Benefit Commencement Date for Beneficiaries. Distribution to the Beneficiary of a deceased Participant may be made during such month that begins after the Participant's death as the Beneficiary specifies to the Administration Committee.

         (v) Mandatory Benefit Commencement Date for Certain Small Accounts. Notwithstanding subparagraphs (i) through (iv) above, to the extent permitted by the Act and the Code, if the Participant's total Vested interest in the Plan does not exceed three thousand five hundred dollars ($3,500), Distribution to the Participant or (if the Participant is deceased) to the Participant's Beneficiary shall be made in a single cash payment during or as soon as administratively practicable after the earliest month during which Distribution could commence under subparagraph
     (i), (ii), (iii) or (iv) (whichever shall apply).

All communications with the Administration Committee regarding the timing and method of Distribution shall be in writing and in accordance with such procedures as the Benefits Committee shall establish. Distribution shall in no event be made prior to such date as is administratively practicable.

         (d) Latest Benefit Commencement Date.

         (i) Latest Benefit Commencement Date for Participants: Age 65 Rule. Distribution to a Participant who separates from Service on or before age sixty-five (65) shall be made no later than the sixtieth (60th) day after the close of the Plan Year in which the Participant attains age sixty-five
     (65). Distribution to a Participant who separates from Service after age sixty-five (65) shall be made as soon as administratively practicable after separation from Service (and in no event later than the sixtieth (60th) day after the end of the Plan Year in which the separation from Service occurred), unless the Participant can and does elect such later payment date as may be permitted by the rules and procedures established by the Benefits Committee for such Participants.

         (ii) Latest Benefit Commencement Date for Participants: Age 70 1/2 Rule. Distribution to a Participant shall be made no later than the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2). For a Participant attaining that age before January 1, 1988, however, Distributions to the Participant shall be made no later than the April 1 following the calendar year in which the Participant separates from Service with the Participating Employers (if later than the date provided by the preceding sentence), if the Participant has not been a Key Employee within the meaning of Section 14.1(b)(5)(C) at any time during the Plan Year ending in the calendar year in which such Participant attained age sixty-six and one-half (66 1/2) or during any subsequent Plan Year.

         (iii) Latest Benefit Commencement Date for Beneficiaries. Distribution to a Participant's Beneficiary shall be made as soon as administratively practicable following the death of the Participant (and in no event later than five (5) years after the death of the Participant). If the Participant dies before attaining sixty-five (65) years of age and the Participant's spouse is the Participant's Beneficiary, however, then at the election of such spouse the Distribution may be deferred until the date on which the Participant would have attained age sixty-five (65).

         SECTION 8.2. IN-SERVICE DISTRIBUTIONS FOR FINANCIAL HARDSHIP.

         (a) General. A Distribution may be made to a Participant who is in Service to the extent necessary to satisfy a Financial Hardship (as hereinafter defined). A Distribution pursuant to this Section may be made only from the Participant's Before-Tax Savings Account but may include no portion thereof attributable to the Adjustment. To receive a Financial Hardship Distribution the Participant must establish to the Administration Committee's satisfaction (i) the existence of the Financial Hardship and (ii) the necessity of a Distribution to satisfy the Financial Hardship, and in such regard the Participant shall provide the Administration Committee with such pertinent information as the Administration Committee may request. For purposes of this Section, a Participant's "Financial Hardship" means

         (A) expenses for medical care described in Section 213(d) of the Code incurred by the Participant or the Participant's spouse or dependents (as defined in Section 152 of the Code);

         (B) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

         (C) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

         (D) payments needed to prevent the Participant's eviction from the Participant's principal residence or the foreclosure on the mortgage on that principal residence; or

         (E) an immediate and heavy financial need of the Participant caused by or resulting from an extraordinary, unforseen or catastrophic event affecting the Participant or the Participant's family that the Administration Committee determines to be a "Financial Hardship."

To establish that the Distribution is necessary to satisfy the Financial Hardship, the Participant must demonstrate to the Administration Committee's satisfaction that the amount of the requested Distribution will not exceed the amount necessary to satisfy the Financial Hardship. A Distribution to a Participant under this Section shall not be permitted to the extent the Participant may receive (i) a Distribution pursuant to Section 8.3 or Section
8.4 or (ii) any (non-hardship) distributions or nontaxable loans under any plan maintained by any Affiliated Group member. All Distributions from a Participant's Before-Tax Savings Account under this Section shall comply with the provisions of Section 401(k) of the Code regarding distributions on account of "hardship." Any Distribution under this Section shall be made in a single cash payment as soon as administratively feasible after the Administration Committee's determination of the existence of a Financial Hardship and the necessity of a Distribution to satisfy the Financial Hardship. Any request for Distribution under this Section must be made in writing and in accordance with such rules and procedures as the Benefits Committee shall establish for such purpose.

         (b) Penalty for Financial Hardship Distributions. The following restrictions shall apply to a Participant who receives a Financial Hardship Distribution from the Participant's Before- Tax Savings Account pursuant to this
Section:

         (i) Before-Tax Savings Contributions for the Participant shall be suspended for the twelve (12) month period following receipt of the Distribution, and the Participant's After-Tax Savings Contributions to the Plan and elective and employee contributions to any other qualified and non-qualified plans (other than health or welfare plans) maintained by any Affiliated Group member shall also be suspended for such period; and

         (ii) the maximum amount of Before-Tax Savings Contributions permitted by Section 6.2(a)(i) for the Participant's taxable year that follows the taxable year of the Distribution shall be reduced by the amount of the Participant's Before-Tax Savings Contributions (if any) for the taxable year of the Distribution.

         SECTION 8.3 IN-SERVICE DISTRIBUTIONS OF BEFORE-TAX SAVINGS CONTRIBUTIONS AFTER AGE FIFTY-NINE AND ONE-HALF (59 1/2).

         (a) General. A Participant who has attained age fifty-nine and one-half (59 1/2) may receive while in Service a Distribution of all or any part of the amount to the credit of the Participant in the Participant's Before-Tax Savings Account. Any request for Distribution under this Section must be made in writing and in accordance with such rules and procedures as the Benefits Committee shall establish for such purpose.

         (b) Method of Distribution. Any Distribution pursuant to this Section shall be made in a single cash payment.

         SECTION 8.4. IN-SERVICE DISTRIBUTIONS OF AFTER-TAX SAVINGS
CONTRIBUTIONS.

         (a) General. A Participant may receive while in Service a Distribution of all or any part of the amount to the credit of the Participant as of such Valuation Date in the Participant's After-Tax Savings Contribution Account. Any request for Distribution under this Section must be made in writing and in accordance with such rules and procedures as the Benefits Committee shall establish for such purpose.

         (b) Method of Distribution. Any Distribution pursuant to this Section shall be made in a single cash payment.

         SECTION 8.5. METHOD OF DISTRIBUTION OF A PARTICIPANT'S ACCOUNTS FOLLOWING SEPARATION FROM SERVICE.

         (a) Method of Distribution to Participant. Subject to the provisions of
Section 8.1 regarding commencement of Distributions, Distribution of the Vested amounts credited to a Participant's Accounts, as revalued to reflect the Adjustment, shall be made to the Participant as follows:

         (i) Normal method. Except as provided in subparagraph (ii) below, the Distribution shall be made in a single cash payment.

         (ii) Certain mandatory payments after age 70 1/2. If Distribution must commence to a Participant who is in Service because of the requirements of
     Section 8.1(c)(ii) (regarding Participants who have attained age 70 1/2), Distribution shall be made to the Participant as long as he is in Service in installments as described in Section 8.6. Once the Participant separates from Service, the remaining amounts credited to his Accounts shall be paid to him as soon as practicable in a single cash payment. If the Participant dies before Distribution is completed,

     Distribution shall be made to his Beneficiary when and as provided in this Article.

         (b) Method of Distribution to Beneficiary. If a Participant dies before Distribution has been made of the entire Vested amounts credited to the Participant's Accounts, then subject to the provisions of Section 8.1 and
Section 8.6 regarding the commencement and duration of Distributions, Distribution of the remaining Vested amounts, as revalued to reflect the Adjustment, shall be made to the Beneficiary of the deceased Participant in a single cash payment.

         SECTION 8.6. MAXIMUM PERIOD OF DISTRIBUTIONS. The installment method of Distribution to a Participant under Section 8.5(a) shall provide for Distribution over a period of time that is either (at the Participant's election) the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Beneficiary. If the Beneficiary is not the Participant's spouse, however, payments shall satisfy the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code and Proposed Treasury Regulationss.1.409(a)(9)-2 (or its successors). For purposes of this Section, the Administration Committee shall use the unisex life expectancy multiples in Treasury Regulation ss.1.72-9 and life expectancy(ies) shall not be redetermined.

         SECTION 8.7. FACILITY OF PAYMENT.

         (a) Payments to or for the Benefit of Minors or Incom petents. In the event that any amount becomes payable under the provisions of the Plan to a Participant, Beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid by the Trustee to such minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent) as the Administration Committee, in its sole discretion, may decide, and neither the Administration Committee nor the Trustee shall be liable to any person for any such decision or any payment pursuant thereto.

         (b) Unclaimed Accounts. If the Administration Committee is unable after a reasonable period of time, as determined by the Administration Committee, to locate the Participant or Beneficiary to whom an Account is distributable, the Administration Committee may direct that such Account shall be forfeited and all liability for the payment thereof shall terminate. In the event that a valid claim is made by or on behalf of a Participant or Beneficiary for the forfeited Account, the liability for the payment of the Account shall be reinstated subject to any adjustment which shall be appropriate.

         SECTION 8.8. SPENDTHRIFT CLAUSE.
         (a) General. Except to the extent required by law, none of the benefits, payments, proceeds or Distributions under the Plan shall be subject to the claim of any creditor of any Participant, Beneficiary or other person or entity entitled to receive the payment(s) of benefits hereunder or to any legal process by any creditor of any Participant, Beneficiary or such other person or entity. No Participant, Beneficiary or other person or entity entitled to benefits hereunder shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds, or Distributions under the Plan.

         (b) Qualified Domestic Relations Order. The restrictions of Section 8.8(a) shall apply to the creation, assignment or recognition of the right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless the order is a qualified domestic relations order within the meaning of Section 206(d) of the Act and Section 414(p) of the Code ("Qualified Domestic Relations Order"). Distributions from the Trust shall be made in accordance with Qualified Domestic Relations Orders, and the Administration Committee shall establish reasonable procedures to determine whether domestic relations orders are Qualified Domestic Relations Orders and to administer distributions from the Trust under Qualified Domestic Relations Orders in accordance with the Act and the Code. Distribution from the Trust to an alternate payee under a Qualified Domestic Relations Order may be made before the Participant has separated from Service or attained the "earliest retirement age" (within the meaning of Section 414(p) of the Code) if the Qualified Domestic Relations Order so requires or permits.

         SECTION 8.9. BENEFICIARY OR BENEFICIARIES.
         (a) Designation of Beneficiary by Participant. Each Participant may from time to time designate the person(s) or entity(ies) who shall be the Participant's Beneficiary. A Participant may from time to time change the Participant's said designation of Beneficiary, and upon any change, any previously designated Beneficiary's right to receive any benefit under the Plan shall terminate. In order to be effective, any designation or change of designation of a Beneficiary by a Participant must be made on a form furnished by the Administration Committee, signed by such Participant and received by the Administration Committee while such Participant is alive. Notwithstanding the foregoing, in the case of a Participant who has at least one Hour of Service on or after August 23, 1984, if the Participant is married at the time of the Participant's death and is survived by the spouse of that marriage, then such spouse shall be the Participant's Beneficiary notwithstanding any other designation by such Participant unless:

         (i) such spouse (or such spouse's legal guardian, if such spouse is incompetent) consents in writing to the designation of person(s) or entity(ies) other than such spouse as the Beneficiary and such spouse's consent acknowledges the effect of such designation and is witnessed by a notary public; or

         (ii) it is established to the satisfaction of the Administration Committee or other Plan representative that such consent cannot be obtained because such spouse cannot be located or because of such other circumstances as may be prescribed by applicable Code regulations.

The consent of a spouse, or establishment that the consent of the spouse may not be obtained, shall be irrevocable and shall be effective only with respect to that spouse.

         (b) Other Designated Beneficiaries. In the event that a Participant shall die without having designated a Beneficiary, or in the event that a Participant shall die having revoked an earlier Beneficiary designation without having effectively designated another Beneficiary, or in the event that a Participant shall die but the Beneficiary designated by such Participant shall fail to survive such Participant, then and in any such event, the person(s) who shall constitute the Beneficiary of such deceased Participant shall be determined as follows:

         (i) in the event the deceased Participant is survived by the Participant's spouse, then such surviving spouse shall be the Beneficiary; and

         (ii) in the event the deceased Participant is not survived by such Participant's spouse, then the deceased Participant's estate shall be the deceased Participant's Beneficiary.


                                   ARTICLE IX
                                   FIDUCIARIES

         SECTION 9.1. GENERAL. The Company, acting through the Administration Committee and the Board of Directors, shall be the Administrator of the Plan within the meaning of said term as used in the Act. The following named fiduciaries shall have the authority to control and manage the operation of the Plan and the Trust thereunder within their designated areas of responsibility:
The Board of Directors, the Administration Committee, the Benefits Committee, the Investment Committee and the Trustee.

         SECTION 9.2. ALLOCATION OF RESPONSIBILITIES.

         (a) The Board of Directors. The Board of Directors shall have responsibility for:

         (i) determining the amount (if any) of the Profit-Sharing Contribution for each Plan Year;

         (ii) appointing the members of the Benefits Committee and the Investment Committee and designating the officers of these Committees,

         (iii) amending and terminating the Plan to the extent provided in
     Article XII, and

         (iv) performing such other duties specifically or by necessary implication allocated to the Board of Directors in the Plan.

         (b) The Benefits Committee. The Benefits Committee shall have responsibility for making policy decisions and establishing procedures having continued or broad effect on the operation and administration of the Plan, including those powers and duties set forth in Section 10.2, but excluding those areas of responsibility specifically or by necessary implication allocated in the Plan to other named fiduciaries.
         (c) The Investment Committee. The Investment Committee shall have primary responsibility and authority as to investment decisions involving assets of the Plan, including those powers and duties set forth in Section 10.3.
         (d) The Administration Committee. The Administration Committee shall be the general administrator of the Plan and shall have complete responsibility for the regular, day-to-day operation and administration of the Plan, including those powers and duties set forth in Section 10.4, but excluding those areas of responsibility specifically or by necessary implication allocated in the Plan to the other named fiduciaries.
         (e) The Trustee. The Trustee shall have responsibility for the management and control of the assets of the Trust and for the financial information regarding the assets held by the Trustee (including the valuations thereof) requested by, or required to be furnished to, any Committee, the Board of Directors, any Participant or Beneficiary or any regulatory authority. No Trustee shall be responsible for information with respect to the age, employment, compensation or eligibility for participation or benefits of Employees or their Beneficiaries. The Trustee shall be responsible for the performance of such other duties that are specifically or by necessary implication allocated to the Trustee in the Plan or in the separate Trust Agreement between the Company and the Trustee.
         (f) Agents. Except as otherwise provided under the Act, any fiduciary hereunder may delegate to one or more agents its power, authority and responsibility with respect to the performance of one or more of the duties specifically or by necessary implication allocated to such fiduciary in the Plan; provided, however, no fiduciary hereunder may designate an agent to carry out its duties with respect to the management and control of the assets of the Trust. Designation by a fiduciary hereunder of such an agent (including an Investment Manager) shall be by written instrument stating that such person has fiduciary responsibility with respect to the specified duties entrusted to him, which written instrument shall be delivered to such agent and returned to such fiduciary bearing the written acknowledgment by such agent that such agent is a fiduciary with respect to the Plan. Any person may serve in more than one agency capacity hereunder if so appointed.
         (g) Limitation of Liability. No fiduciary hereunder shall be liable for any act or omission of any other fiduciary hereunder (including the agent of a named fiduciary) in connection with the performance of the duties specifically or by necessary implication allocated to such other fiduciary (or such agent) in (or pursuant to) the Plan and Trust except to the extent that such fiduciary cannot be relieved of such liability under the Act. Without limiting the generality of the foregoing, if an

Investment Manager is appointed by the Investment Committee pursuant to the provisions of the Plan, then to the extent permitted by applicable law, the Trustee shall not be liable for the acts or omissions of such Investment Manager and the Trustee shall be relieved of the Trustee's obligation to invest or otherwise manage any asset of the Trust which is subject to the management of such Investment Manager.
         SECTION 9.3. RESTRICTIONS. No fiduciary hereunder shall exercise any power, make any investment, engage in any act or transaction or take any other action whatever which shall cause or result in the Plan's losing its status as a qualified plan under the Code, the Trust's losing its status as a trust exempt from taxation under the Code, or the Plan's engaging in any transaction prohibited by the Act.

                                   ARTICLE X
                                   COMMITTEES

         SECTION 10.1. ORGANIZATION OF THE COMMITTEES.

         (a) Benefits Committee. The Benefits Committee is the Company-appointed committee known as the "Collins & Aikman Benefits Committee," which has general oversight, planning and design authority with respect to employee benefit matters, including its responsibilities and authority with respect to the Plan set forth herein.
         (b) Investment Committee. The Investment Committee shall consist of three (3) or more individuals appointed by the Board of Directors. Investment Committee members may, but need not be, Employees, Participants or members of more than one Committee.

The members of the Investment Committee shall serve until death, resignation or removal from office. The Board of Directors shall have the right to remove any member of the Investment Committee at any time. If a vacancy in the Investment Committee should occur from death, resignation, removal or otherwise, a successor member shall be appointed by the Board of Directors.
         (c) Administration Committee. The Administration Committee shall consist of three (3) or more individuals appointed by the Benefits Committee. Administration Committee members may, but need not be, Employees, Participants or members of more than one Committee. The members of the Administration Committee shall serve until death, resignation or removal from office. The Benefits Committee shall have the right to remove any member of the Administration Committee at any time. If a vacancy in the Administration Committee should occur from death, resignation, removal or otherwise, a successor member shall be appointed by the Benefits Committee.
         (d) Organization of Committees. The Board of Directors shall designate the Chairman, Vice Chairman and Secretary of the Investment Committee, and the Benefits Committee shall designate the Chairman, Vice Chairman and Secretary of the Administration Committee. Each Committee may appoint such agents, who need not be members of the Committee, as they may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties (except in the case of the Investment Committee its powers and authority to appoint Investment Managers or to direct Trust investments), whether ministerial or discretionary, as the Committee may deem expedient or appropriate. The compensation of such agents shall be fixed by each Committee within limits set by the Board of Directors. Each Committee shall act by majority vote and may adopt such Bylaws as it deems desirable for the conduct of its affairs. The members of each Committee shall serve as such without compensation. The Secretary or an Assistant Secretary of the Benefits Committee shall keep the Trustee notified by written notice of the current membership of each Committee, its officers and agents, and shall also furnish the Trustee a certified signature card for the Secretary of each Committee, and for all purposes hereunder, the Trustee shall be conclusively entitled to rely on such certified signature. Any document required to be filed with, or any notice required to be given to, each Committee will be properly filed or given if mailed or delivered to the Secretary of the Committee in care of a Participating Employer. Notwithstanding anything to the contrary contained herein, no member of a Committee shall have any right to vote upon or decide any matter relating solely to himself or to any of his rights or benefits under the Plan and Trust; provided, however, such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting.

         SECTION 10.2. POWERS OF BENEFITS COMMITTEE.
         (a) Plan Oversight. The Benefits Committee shall have all powers necessary to enable it to properly carry out its duties under the Plan as to the oversight and design of the operation and administration of the Plan.
         (b) Specific Powers. Not in limitation of the foregoing, the Benefits Committee shall have the duty and power to:
         (i) establish the rules and procedures being used from time to time under the Plan for Participant

     Compensation reductions and After-Tax Savings Contributions, including rules and procedures regarding the timing, form and frequency of contribution-related Participant elections;

         (ii) provide for the proper coordination of contribution-related limitations and restrictions that involve contributions or benefits under the Plan and any other plans of Affiliated Group members;

         (iii) establish the rules and procedures being used from time to time under the Plan for the distribution of benefits, including rules and procedures for in- Service Distribution under Sections 8.2, 8.3 and 8.4;

         (iv) formulate proposals for contributions to the Plan and recommend appropriate action to the Board of Directors with respect thereto; and

         (v) carry out such other and further specific duties, and exercise such other and further specific powers, authority and discretion, as are elsewhere in the Plan either expressly or by necessary implication conferred upon the Benefits Committee.

         SECTION 10.3. POWERS OF INVESTMENT COMMITTEE.
         (a) Investment Decisions. The Investment Committee shall have all powers necessary to enable it to properly carry out its duties under the Plan and the Trust as to investment decisions involving assets of the Plan.
         (b) Specific Powers. Not in limitation of the foregoing, the Investment Committee shall have the duty and power to:

         (i) maintain familiarity with financial, economic and investment trends and practices relating to the Company's responsibilities with respect to assets of the Plan;

         (ii) determine investment policies and objectives, including the number and permissible kinds of investments of the separate investment Funds in use from time to time pursuant to Section 11.1(b);

         (iii) monitor the investment performance of the Trustee and any Investment Manager;

         (iv) determine the allocation of the Plan's assets among the Trustee and any Investment Manager;

         (v) recommend to the Board of Directors the appointment or termination of the Trustee and Investment Managers;

         (vi) receive and review reports of the Trustee and Investment Managers of the financial condition, receipts and disbursements of the Plan;

         (vii) prepare and submit to the Board of Directors such reports as to the Investment Committee's operations as are reasonable and appropriate; and

         (viii) carry out such other and further specific duties, and exercise such other and further specific powers, authority and discretion, as are elsewhere in the Plan either expressly or by necessary implication conferred upon the Investment Committee.

         SECTION 10.4. POWERS OF ADMINISTRATION COMMITTEE.
         (a) Plan Administration. The Administration Committee shall have all powers necessary to enable it to properly carry out its duties under the Plan and Trust as to the day-to-day operation and administration of the Plan.
         (b) Specific Powers. Not in limitation of the foregoing, the Administration Committee shall have the duty and power to:
         (i) construe and interpret the Plan and determine questions that shall arise thereunder;

         (ii) decide questions relating to the eligibility of Employees to participate in the Plan as well as to receive benefits under the Plan;

         (iii) ensure that contributions (and the alloca tions thereof) do not exceed the limitations thereon set forth in the Plan;

         (iv) authorize all disbursements by the Trustee except for the ordinary expenses of administration of the Trust by written instructions signed by the Secretary of the Administration Committee, which such written directions shall give full details as to amount and manner of the disbursement;

         (v) ensure that Distributions comply with the provisions of Article VIII of the Plan;

         (vi) determine whether the Plan is Top-Heavy and, if so, ensure that the resulting requirements of Article XIV are satisfied; and

         (vii) carry out such other and further specific duties, and exercise such other and further specific powers, authority and discretion, as are elsewhere in the Plan either expressly or by necessary implication conferred upon it.

         SECTION 10.5. RECORDS OF COMMITTEES. All proceedings, acts and determinations of each Committee shall be duly recorded (in a minute book or other appropriate record) by the Secretary thereof, or under such Secretary's supervision, and all such records, together with such other documents and data as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

         SECTION 10.6. EXPENSES OF COMMITTEES AND OTHERS. The Committees shall be reimbursed for all expenses, including reasonable counsel fees and other expenses of other agents,


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


incurred by the Committees in the performance of their duties under the Plan and Trust. Also from time to time in connection with the administration of the Plan, it may be necessary or advisable for the Participating Employers, the Board of Directors, or any Committee to authorize the incurrence of fees of legal counsel or accounting, actuarial, investment or other consultants in connection with the administration and continuance of the Plan.
         At the option of the Benefits Committee, any such expenses may be paid in whole or in part from the assets of the Trust or directly by the Participating Employers. Expenses paid directly by the Participating Employers shall be borne by the Participating Employers substantially in the same proportion that the Compensation paid by each Participating Employer is of the total Compensation paid by all Participating Employers for the Plan Year in which such expense is incurred.

                                   ARTICLE XI
                                TRUST AND TRUSTEE

         SECTION 11.1. TRUST.

         (a) Trust Assets. All of the assets of the Plan shall be held in the Trust. In no event shall the assets of the Trust be paid to, used for, or revested in the Participating Employers or used for or diverted to any purpose whatsoever other than the exclusive benefit of the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust except as follows:

         (i) In the case of a contribution under the Plan made by the Participating Employers by a mistake of fact, such contribution shall be returned to the Participating Employers, reduced by any losses attribut-able thereto but without any interest or other increment thereon, as soon as practicable but not later than one (1) year after payment thereof.

         (ii) Each contribution that is made under the Plan by the Participating Employers is hereby conditioned upon its deductibility by the Participating Employers under Section 404 of the Code. If a Participating Employer contribution is not so deductible, then to the extent such deduction is disallowed such contribution, reduced by any losses attributable thereto but without interest or other increment thereon, shall at the Participating Employers' election be returned to the Participating Employers as soon as practicable but not later than one (1) year after the disallowance of the deduction.

         (b) Funds under Trust. At the direction of the Investment Committee, the Trustee from time to time shall establish and maintain two (2) or more separate funds (the "Funds") for the investment of the Trust assets. The Investment Committee shall specify in pertinent detail the type(s) of investments permitted for each such Fund. Any such Fund, once established, shall continue until such time as the Investment Committee in its discretion determines that the Fund should terminate, in which case the Trustee shall terminate the Fund and transfer its assets to the other Fund(s) in such proportions as the Investment Committee shall determine. In determining the type(s) of investments permitted for a particular Fund established pursuant to this Section 11.1(b), the Investment Committee may require that all or a specified portion of such Fund be invested in one or more of the following:

         (i) common stocks or preferred stocks;

         (ii) other equity interests, including interests in real estate;

         (iii) direct obligations of the United States government or other obligations fully guaranteed by the United States as to payment of principal and interest, including United States treasury bills or related investments;

         (iv) obligations of the United States governmental agencies whether or not guaranteed by the United States government;

         (v) notes (including revolving type notes), debentures, bonds, dollar-denominated commercial paper or certificates of deposit, including certificates of deposit issued by, or accounts or other deposits in, the Trustee or an affiliate thereof;

         (vi) guaranteed investment contracts and similar policies and contracts issued by insurance companies that provide for fixed or minimum rates of return during stated periods of time; and

         (vii) other debt obligations and other investments of the type and character as more specially enumerated in sub-paragraphs (ii) through (vi) above.

Fund investments may be made directly, or indirectly, such as through the purchase of shares, units or other participation interests in a mutual fund or a common, collective or pooled trust or investment funds.

         (c) Authorization to Enter into Trust Agreements. The Company shall enter into one or more Trust Agreements with one or more Trustees, and the assets of the Plan may be held in one or more separate Trusts with one or more different Trustees, all of which Trusts and Trust Agreements providing for such Trusts shall be a part of the Plan. Such Trust Agreements shall provide for the administration of the Trusts under this Plan. Each such Trust Agreement shall contain such powers and reservations as to investment, reinvestment, control, transfer and disbursement of assets and funds of the respective Trust and such other terms and provisions not inconsistent with the provisions of this Plan, its nature and purposes, as shall be agreed upon by the Company and each such Trustee and set forth in each such Trust Agreement. Each such Trust Agreement shall provide that the Board of Directors may remove the Trustee at any time upon reasonable notice, that the Trustee therein may resign at any time upon reasonable notice, and that upon the removal or resignation of any such Trustee, the Board of Directors shall designate and appoint a successor Trustee. Upon the direction of the Board of Directors, the Trustee of any such Trust shall transfer, deliver and pay over such part or all of the assets thereof to any other Trust or Trustee(s) of any other Trust or Trusts created under and forming a part of the Plan.

         SECTION 11.2. INVESTMENT DESIGNATIONS.
         (a) Participant's Election. In accordance with procedures established by the Benefits Committee, each Participant may instruct the Trustee as to the investment in the Fund(s) of the Participant's Accounts. Such procedures may require (i) that a Participant with multiple Accounts invest each Account identically to his other Accounts, and (ii) that if a Participant instructs the Trustee to invest an Account in more than one (1) Fund, the Account must be divided among the Funds in increments or multiples of a specific percentage. The Trustee shall invest each such Account and contribution in accordance with the

Participant's instructions. Investment designations may become effective at such earlier times as the Benefits Committee prescribes in the case of Participants (such as new Participants) who have no Account balances but are anticipated to have Account balances during the Plan Year. The Trustee shall continue to follow any Participant instructions under this Section 11.2(a) until such Participant modifies the same. Investments may be shifted between or among Trust Funds at such times specified by the Benefits Committee.
         (b) Failure of Participant to Designate Investments. If a Participant fails initially to designate the manner of investment of the Participant's Accounts, then until such time (if any) as an investment designation by the Participant becomes effective, the Trustee shall invest such Accounts one hundred percent (100%) in the Fund that the Investment Committee determines has the least risk of principal.
         (c) Partial Distributions from Accounts Invested in More Than One Fund. If a Distribution is made of less than all of the amount credited to an Account at a time when the Account is invested in more than one (1) Fund, such Distribution shall be charged to the portions of the Account that are invested in such Funds in the same proportions or percentages as are then in effect under
Section 11.2(a) or Section 11.2(b) (as the case may be) with respect to the investment of such Account.
         (d) Form of Election. Any written investment instructions by a Participant under Section 11.2(a) shall be made on a form furnished by the Administration Committee and approved by the Trustee for such purpose and shall be made by the Participant's completing, signing and filing such instruction form with the

Administration Committee in the manner prescribed from time to time by the Administration Committee.

                                   ARTICLE XII
                    AMENDMENT AND TERMINATION; OTHER MATTERS

         SECTION 12.1. AMENDMENT OF PLAN.
         (a) Reservation of Right to Amend and Restrictions Thereon. The Participating Employers, acting through the Board of Directors, reserve and shall have the right at any time and from time to time to amend, modify or alter ("amend"), in whole or in part, any of the terms and provisions of the Plan and any such amendment may be retroactive to the extent not prohibited by applicable law; provided, however:

         (i) No amendment shall authorize or permit any part of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust or shall have the effect of revesting in the Participating Employers any part of the principal or income of the Trust unless such amendment is permitted or required by laws governing qualified plans and such amendment does not affect the status of the Plan as a qualified plan under the Code or the status of the Trust as a tax-exempt trust under the Code.

         (ii) No amendment shall be made which changes the nonforfeitable percentage interest of a Participant in the amount to the credit of the Participant in an Account of the Participant if such nonforfeitable percentage determined as of the later of the date such amendment is adopted or the date such amendment becomes effective is less than such nonforfeitable percentage interest computed under the Plan without regard to such amendment.

         (iii) An amendment changing the vesting provisions of the Plan (including an amendment that directly or indirectly affects the computation of a Participant's Vested percentage) shall provide that each Participant having not less than three (3) years of Vesting Service may elect within a reasonable period after the adoption of such amendment, to have the nonforfeitable percentage interest in the amount to such Participant's credit in such Participant's Accounts computed under the Plan without regard to such amendment.

         (iv) No amendment, other than an amendment described in Section 412(c)(8) of the Code, shall reduce the amounts credited to a Participant's Accounts, and no amendment shall eliminate an optional form of payment of benefits attributable to Service before such amendment except as permitted under Section 411(d)(6) of the Code.

         (b) Amendment Procedure. Any amendment to the Plan shall be effected by an instrument in writing executed by the Company.

         SECTION 12.2. TERMINATION OF PLAN. It is the intention of the Participating Employers to continue the Plan indefinitely and to make contributions as herein provided. The Participating Employers, nevertheless, through action of the Board of Directors, expressly reserve the right to terminate the Plan at any time and for any reason whatsoever. If the Participating Employers completely terminate the Plan, completely discontinue contributions under the Plan or suspend contributions under the Plan amounting to a complete discontinuance of contributions under the Plan (a "termination of the Plan"), then the Trustee, upon instructions from the Benefits Committee, shall continue to administer the Trust as provided in the Plan, and the total amounts credited to the Accounts of each Participant shall be fully Vested and nonforfeitable. If the Participating Employers partially terminate the Plan, then the Trustee shall, upon instructions from the Benefits Committee, continue to administer the Accounts of the Participants as to whom the Plan is terminated as provided in the Plan, and the total amounts credited to each such Participant's Accounts shall be fully Vested and nonforfeitable.

         SECTION 12.3. PLAN MERGER, CONSOLIDATION OR TRANSFER. The Plan and Trust shall not be merged or consolidated with any other plan and trust, nor shall the assets or liabilities of the Plan and Trust be transferred to any other plan and trust, unless the benefit which each Participant would receive immediately after such merger, consolidation or transfer if the Plan and Trust had then terminated is equal to or greater than the benefit such Participant would have been entitled to receive immediately before such merger, consolidation or transfer if the Plan and Trust had then terminated.

         SECTION 12.4. CONTINUATION OF PLAN BY SUCCESSOR. Unless the Plan is terminated, a successor to the Company or a successor to substantially all of the business and assets of a Participating Employer and which successor is also a member of the Affiliated Group, by whatever form or manner resulting, may elect to continue to participate in the Plan by executing an appropriate adoption agreement. A successor to any Participating Employer other than the Company, however, may continue to participate in the Plan only with the consent of the Benefits Committee. If such successor continues to participate in the Plan, it shall succeed to all of the rights, powers, duties and obligations hereunder of the Participating Employer to which it is a successor, and the employment of any Employee who was continued in the employ of such successor shall not be deemed to have been interrupted or severed for any purpose hereunder by such successor, and all employment with the former Participating Employer shall be deemed to be employment by said successor.

         SECTION 12.5. ADOPTION BY OTHER AFFILIATED GROUP MEMBERS. With the consent of the Benefits Committee, a member of the Affiliated Group which is not a Participating Employer may adopt the Plan and thereby become a Participating Employer in such manner as shall be mutually agreeable between the Benefits Committee and such Affiliated Group member.

         SECTION 12.6. EFFECT OF ACQUISITIONS. If a Participating Employer acquires any business or operations of another enterprise (whether by merger, asset acquisition or otherwise), the persons who became Employees of the Participating Employer as a result of the acquisition, or a specified group or division of them, may be credited with Service for all or a portion of their pre-acquisition employment for specified purposes under the Plan. Any such Service-crediting, however, must be approved by the Benefits Committee in order to become effective, and if approved by the Benefits Committee, the pertinent details of the Service- crediting shall be maintained with the written records of the Benefits Committee and communicated in pertinent detail to the Administration Committee, the Trustee and the affected Participants.

         SECTION 12.7. TERMINATION OF A PARTICIPATING EMPLOYER'S PARTICIPATION; OTHER MATTERS.

         (a) Termination of Participation. The Benefits Committee may terminate any Participating Employer's participation in the Plan at such time as the Benefits Committee in its discretion deems appropriate. Any Participating Employer may terminate its participation in the Plan by giving sixty (60) days advance written notice thereof to the Benefits Committee (unless such written notice is expressly waived by the Benefits Committee). Upon any termination of a Participating Employer's participation in the Plan, the Employees of the Participating Employer shall accrue no further benefits under the Plan on account of their service with, or compensation from, the Participating Employer, but except to the extent required by the Act or the Code or expressly provided in an amendment to the Plan or written directions of the Benefits Committee:

         (i) there shall be no accelerated vesting in, or payment of, any Plan benefits of any current or former Employees of the Participating Employer;

         (ii) the Participating Employer shall remain obligated to contribute to the Plan; and

         (iii) the Participating Employer shall have no right, power, discretion, control or authority whatsoever over the Plan, any provisions of the Plan, the Trust or any assets of the Trust, and not in limitation of the foregoing the Participating Employer shall have no right or authority to have any assets of the Trust segregated on behalf of its Employees or transferred to any trustee or custodian of any successor or other qualified plan in which its Employees may participate.

         (b) Transfers to or from another Plan. The Benefits Committee, by written notice to the Trustee, may direct the Trustee to transfer all or a portion of the assets of the Trust to the trustee or custodian of another plan meeting the requirements of the Code relating to qualified plans and trusts. The Participants whose Accounts are represented by the transferred assets shall not be entitled to any Distribution under the Plan, and instead their payment rights shall be determined under the terms and provisions of the transferee successor plan, which shall preserve their optional benefit payment rights with respect to the transferred Accounts as required by Section 204(g) of the Act and Section 411(d)(6) of the Code.
         The Trustee, upon written notice from the Benefits Committee, shall receive and hold, as a part of the assets of the Trust, any assets transferred directly to the Trustee from the trustee or custodian under another plan meeting the requirements of the Code relating to qualified plans and trusts. Any such assets transferred to the Trust shall become subject to the terms and conditions of the Plan upon transfer and in such regard may be commingled with the other assets of the Trust for investment purposes. Appropriate amendments shall be made to the Plan (if necessary) to preserve any optional benefit payment rights with respect to the transferred assets as may be required by Section 204(g) of the Act and Section 411(d)(6) of the Code.
         Any such transfers to or from the Trust shall be subject to the restrictions of Section 12.3 to the extent applicable.
         SECTION 12.8. AUTHORIZATION AND DELEGATION TO THE BOARD OF DIRECTORS. Each entity which is or hereafter becomes a Participating Employer authorizes and empowers the Board of Directors:
         (a) to amend, modify or alter the Plan without further action by said corporation as provided in Section 12.1; and

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

         (b) to perform such other acts and to do such other things as the Board of Directors is expressly directed, authorized or permitted to perform or do as provided herein.


                                  ARTICLE XIII
                             CLAIMS AND INFORMATION

         SECTION 13.1. CLAIMS PROCEDURE.

         (a) General. In the event that a person (a "Claimant") makes a claim for benefits under the Plan (a "Claim"), such Claim shall be made by the Claimant's filing a notice thereof with the Administration Committee in care of a Participating Employer. Each Claimant who has submitted a Claim to the Administration Committee shall be afforded a reasonable opportunity to state such Claimant's position and to present evidence and other material relevant to the Claim to the Administration Committee for its consideration in rendering its decision with respect thereto. The Administration Committee shall render its decision in writing within ninety (90) days after the Claim is referred to it. If the Administration Committee determines that special circumstances require an extension of time within which to render its decision, however, the Administration Committee may extend the period within which to render its decision by up to an additional ninety (90) days, in which case the Committee shall give the Claimant written notification of the extension period prior to its commencement. A copy of such written decision shall be furnished to the Claimant.

         (b) Notice of Decision of Committee. Each Claimant whose Claim has been denied by the Administration Committee shall be provided written notice thereof, which notice shall set forth:

            (i) the specific reason(s) for the denial;

            (ii) specific reference to pertinent provision(s) of the Plan and Trust upon which such denial is based;

            (iii) a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and

            (iv) an explanation of the procedure hereunder for review of such Claim;

all in a manner calculated to be understood by such Claimant.

         (c) Review of Decision of Administration Committee. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Administration Committee denying the Claim. Such review shall be by the Administration Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Administration Committee and shall be made by the written request of the Claimant or the Claimant's duly authorized representative to the Administration Committee. In the event of appeal, the Claimant or the Claimant's duly authorized represen-tative may review pertinent documents and submit issues and comments in writing to the Administration Committee. The Administration Committee shall review:
            (i) the initial proceedings of the Administration Committee with respect to such Claim;

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

            (ii) such issues and comments as were submitted in writing by the Claimant or the Claimant's duly authorized representative; and

            (iii) such other material and information as the Administration Committee, in its sole discretion, deems advisable for a full and fair review of the initial decision of the Administration Committee.

The Administration Committee may approve, disapprove or modify its initial decision in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Administration Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Administration Committee shall be in writing and in a manner calculated to be understood by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan and Trust upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Administration Committee. To the maximum extent permitted by law, the Administration Committee's decision shall be final and conclusive upon all persons interested therein. Not in limitation of the foregoing, the Administration Committee shall have the discretion to decide any factual or interpretative issues in its determination of Claims, and the Administration Committee's exercise of such discretion shall be conclusive and binding as long as it is not arbitrary or capricious.

         SECTION 13.2. AGENT FOR SERVICE OF PROCESS. The Company shall be the agent for service of legal process upon this Plan, and its address for such purpose shall be the address of its principal place of business in Charlotte, North Carolina.

         SECTION 13.3. COMMUNICATIONS AND REPORTS.

         (a) General. The Administration Committee shall furnish all Employees, Participants or Beneficiaries all information with respect to the Plan and their interest therein as may be required by the Act or the Code, and the Administration Committee shall keep such books of account, records and other data as may be necessary for the proper administration of the Trust and the compilation and furnishing of the information required in this Section 13.3. In addition, the Administration Committee shall cause to be prepared and delivered to the Secretary of Treasury, the Secretary of the United States Department of Labor or other appropriate regulatory authorities such reports or information regarding the Plan and Trust or the benefits hereunder as may be required by the Act or the Code within the time so prescribed by applicable laws.
         (b) Periodic Statements to Participants. Following the end of each Plan Quarter, the Administration Committee shall cause to be prepared and delivered to each Participant (and Beneficiary receiving benefits hereunder) one or more statements setting forth the pertinent facts relating to the Participant's Accounts for such Plan Quarter. In addition, the Administration Committee shall cause to be prepared and delivered to each Participant and Beneficiary receiving benefits hereunder or appropriate regulatory authorities such additional reports or information regarding the Plan or the benefits hereunder as may be required by applicable law within the time period required by such law.
         (c) Plan Availability. The Administration Committee shall make copies of the Plan and each amendment thereto as well as copies of the then current Plan description and the latest annual report required to be filed with the Secretary of Labor, available for examination by any Participant or Beneficiary in the principal offices of the Participating Employers and in such other places as may be necessary to make such information available to all Participants.

                                   ARTICLE XIV
                              TOP-HEAVY PROVISIONS

         SECTION 14.1. CONSTRUCTION AND DEFINITIONS.
         (a) Construction and Application. It is the intent that the provisions of this Article shall enable the Plan to conform to the requirements of Section 416 of the Code as the same may apply to the Plan from time to time, and the provisions of this Article shall be construed and interpreted to effectuate such intent.
         (b) Definitions. Whenever used in this Article, the following terms shall have the following meanings:

            (1) Aggregation Group means a group of Employer Plans constituting a Permissive Aggregation Group or a Required Aggregation Group.

            (2) Determination Date means, with respect to a Plan Year, the last day of the immediately preceding Plan Year.

            (3) Eligible Non-Key Employee means, with respect to a Plan Year, a person who (i) is a Participant in Service on the last day of the Plan Year (irrespective of whether the person reduced Compensation under Article IV or completed a particular length of Service during the Plan
         Year) and (ii) is not a Key Employee.

            (4) Employer Plan means any qualified defined benefit plan or defined contribution plan (including this Plan) maintained by any member of the Affiliated Group. A simplified employee pension shall be considered to be a qualified defined contribution plan.

            (5) Key Employee means a Section 416 Employee who, at any time during the Plan Year containing the Determination Date or any of the four (4) immediately preceding Plan Years, is:

               (A) an officer of an Affiliated Group member having Affiliated
            Group Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) for any such Plan Year, unless fifty (50) other such officers [or, if lesser, the number of officers equal to the greater of three (3) or ten percent (10%) of all Section 416 Employees] have higher Affiliated Group Compensation;

               (B) one (1) of the ten (10) Section 416 Employees having
            Affiliated Group Compensation of more than the dollar limitation in effect under Section 415(c)(l)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in an Affiliated Group member;

               (C) a person owning (or considered as owning within the meaning of Section 318 of the Code) (i) in the case of an Affiliated Group member that is a corporation, more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation or (ii) in the case of an Affiliated Group member that is not a corporation, more than five percent (5%) of the capital or profits interest therein; or

               (D) a person having Affiliated Group Compensation of more than one hundred fifty thousand dollars ($150,000) and who would be described in subparagraph (C) above if "one percent (1%)" were substituted for "five percent (5%)" each place it appears therein.

         The determination of which persons are Key Employees shall be made in accordance with the applicable provisions of Section 416(i) of the Code. Not in limitation of the foregoing, for purposes of subparagraphs
         (B), (C) and (D) above, Section 318(a)(2)(C) of the Code shall be applied by substituting "5 percent" for "50 percent" therein.

            (6) Permissive Aggregation Group means a group of two (2) or more Employer Plans that consists of:

               (A) the Plan and each other Employer Plan (if any) in a Required
            Aggregation Group with the Plan; and

               (B) at least one (1) other Employer Plan selected by the
            Participating Employers to be a part of such group, the inclusion of which in such group would not prevent such group from continuing to meet the requirements of Section 401(a)(4) and Section 410 of the Code.

                  (7) Required Aggregation Group means a group of two (2) or more Employer Plans that consists of the Plan and each other Employer Plan (i) in which a Key Employee is a participant or (ii) which enables any Employer Plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

                  (8) Section 416 Employee means a person currently or formerly employed by an Affiliated Group member and to the extent required by
         Section 416 of the Code the beneficiary(ies) of such person.

                  (9) Top-Heavy Valuation Date of a defined benefit plan for a Determination Date means such plan's most recent valuation date for computing plan costs for minimum funding purposes that occurs during the twelve-month period ending on such Determination Date.

         SECTION 14.2. DETERMINATION WHETHER PLAN IS TOP-HEAVY.

         (a) Top-Heavy Determination: Plan Not Aggregated. If the Plan is not part of an Aggregation Group, the Plan is "Top-Heavy" for a Plan Year if, as of the Determination Date, the sum of the amounts credited to the Accounts of all Key Employees exceeds sixty percent (60%) of the sum of the amounts credited to the Accounts of all Section 416 Employees.
         (b) Top-Heavy Determination: Plan Aggregated. If the Plan is part of an Aggregation Group, the Plan is "Top-Heavy" for a Plan Year if the Aggregation Group is "Top-Heavy" for the Plan Year. If the Plan is part of both a Permissive Aggregation Group and a Required Aggregation Group, however, the Plan is "Top-Heavy" only if the Permissive Aggregation Group is "Top-Heavy". An Aggregation Group is "Top-Heavy" for a Plan Year if as of the Determination Date, the sum of the Cumulative Accrued Benefits and Cumulative Accounts of all Key Employees exceeds sixty percent (60%) of the sum of the Cumulative Accrued Benefits and Cumulative Accounts of all Section 416 Employees. For purposes of determining whether an Aggregation Group is "Top-Heavy":
                  (A) the "Cumulative Account" of any Section 416 Employee as of the Determination Date means (i) the aggregate amounts, if any, to the credit as of the Determination

         Date in the Section 416 Employee's Accounts under the Plan plus (ii) if the Aggregation Group includes any other defined contribution plans, the aggregate amount(s), if any, to the credit as of the Determination Date in the Section 416 Employee's account(s) under such other defined contribution plan(s); and

                  (B) the "Cumulative Accrued Benefit" for any Section 416 Employee as of the Determination Date means the sum of the present values of the Section 416 Employee's accrued benefits, if any, under each defined benefit plan in the Aggregation Group, determined (i) under the actuarial assumptions used under the defined benefit plans for purposes of determining top-heaviness under Section 416 of the Code and (ii) as of the defined benefit plans' respective Top-Heavy Valuation Dates for the Determination Date.

         (c) Rules for Testing for Top-Heaviness. The determination of whether the Plan is Top-Heavy for any Plan Year shall be made in accordance with the provisions of Section 416(g) of the Code.
Not in limitation of the foregoing:

                  (1) Account balances and accrued benefits shall not include amounts or accrued benefits attributable to "deductible employee contributions" within the meaning of Section 72(o)(5) of the Code.

                  (2) To the extent required by Section 416(g) of the Code, account balances and accrued benefits shall be increased, without duplication, by distributions made to Section 416 Employees during the five-year period ending on the Determination Date (i) under the Plan,
         (ii) if the Plan is part of an Aggregation Group, under any other plan included in the Aggregation Group, and (iii) under any terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group with the Plan.

                  (3) Account balances and accrued benefits attributable to rollover contributions and similar transfers shall be taken into account or disregarded as required by Section 416(g)(4)(A) of the Code.

                  (4) Account balances and accrued benefits of former Key Employees shall not be taken into account as required by Section 416(g)(4)(B) of the Code.

                  (5) Account balances shall reflect contributions made after the Determination Date but allocable to accounts as of the Determination Date to the extent permitted under Section 416(i) of the Code.

                  (6) Account balances and accrued benefits of any individual who has not performed any services for any employer maintaining an Employer Plan during the five-year period ending on the Determination Date shall not be taken into account as required by Section 416(g)(4)(E) of the Code.

                  (7) If the Plan is part of an Aggregation Group whose constituent Employer Plans do not all have the same plan year, or if the determination of whether the Plan is Top-Heavy is otherwise to be on the basis of a period other than the Plan Year, such determination shall be made as provided for in Section 416(g)(4)(D) of the Code.

                  (8) The accrued benefit of any individual (other than a Key Employee) shall be determined (i) under the method which is used for accrual purposes under all Employer Plans or (ii) if there is no such method, then as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

         SECTION 14.3. TOP-HEAVY REQUIREMENTS: CONTRIBUTIONS.

         (a) Minimum Allocations for Non-Key Employee Participants. If the Plan is Top-Heavy for a Plan Year, then except as provided in Section 14.3(d), the total Participating Employer contributions and Forfeitures allocated to the Accounts of each Eligible Non-Key Employee for the Plan Year, excluding Before-Tax Savings Contributions and (if required by the Code) Company Match, shall not be less than the product of (i) the Eligible Non-Key Employee's Affiliated Group Compensation for the Plan Year multi plied by (ii) the Minimum Compensation Percentage for the Plan Year.

         (b) Determination of Minimum Compensation Percentage. The "Minimum Compensation Percentage" for a Plan Year shall be determined as follows:

            (1) The Minimum Compensation Percentage shall be three percent (3%) unless decreased pursuant to subparagraph (2) below.

            (2) In no event shall the Minimum Compensation Percentage exceed the highest percentage at which contributions and forfeitures are allocated for such Plan Year on behalf of any Key Employee. Such percentage shall be determined by dividing the employer contributions and forfeitures for such Key Employee (including contributions subject to Sections 401(k) and 401(m) of the Code) by the Key Employee's Affiliated Group Compensation for the Plan Year. If the Plan is part of a Required Aggregation Group, the Plan and any other defined contribution plan(s) in such Aggregation Group shall be treated as one
         (1) plan. This sub-paragraph (2) shall not apply if the Plan is part of a Required Aggregation Group and enables a defined benefit plan that is a part of the Required Aggregation Group to meet the requirements of
         Section 401(a)(4) or Section 410 of the Code.

         (c) Implementation of Minimum Allocation. If the Plan is Top-Heavy for a Plan Year, the minimum allocation provided in subsection (a) above for each Eligible Non-Key Employee shall be implemented as hereinafter provided. If the total Participating Employer contributions and Forfeitures otherwise allocated to the Accounts of the Participant for the Plan Year, excluding Before-Tax Savings Contributions and (if required by the Code) Company

Match, equals or exceeds the minimum allocation, the minimum allocation shall have been satisfied and there shall be no additional contribution for the Participant pursuant to this Article. If such total Participating Employer contributions and Forfeitures is less than the minimum allocation, the Participating Employers shall make an additional contribution to the Plan. The amount of the additional contribution shall equal the excess of (i) the minimum allocation over (ii) such total Participating Employer contributions and Forfeitures. The additional contribution shall be credited to the Participant's Company Match Account as of the Valuation Date on the last day of the Plan Year.
        (d) Reduction for Contributions or Benefits under Other Plans and Statutory Minimum. To the extent permitted under the Code, no minimum allocation for a Plan Year shall be required under Section 14.3(a) for any Participant if
Section 416 of the Code does not require a minimum contribution for the Participant or to the extent that any such required minimum contribution under
Section 416 of the Code is satisfied without regard to the provisions of this Article. Not in limitation of the foregoing, no minimum allocation for a Plan Year shall be required under Section 14.3(a) (or such minimum allocation shall be appropriately reduced) for any Participant who is also a participant in any other Employer Plan(s), to the extent that the minimum contribu tion or benefit requirements of Section 416(c) of the Code are being provided for such Participant under such other Employer Plan(s).

         SECTION 14.4. TOP-HEAVY REQUIREMENTS: VESTING. If the Plan is Top-Heavy for a Plan Year, the Vesting Schedule applicable for such Plan Year for purposes of determining the Vested



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


portion of the Company Match Account and Profit-Sharing Account of each Participant who completes at least one (1) Hour of Service during such Plan Year (and is not subject to the first listed vesting schedule of Section 7.2(b)) shall be as follows (the "Top-Heavy Vesting Schedule"):

                     Years of
                  Vesting Service                 Vested Percentage

                  less than 2 ..........................    0%
                            2 ..........................   20%
                            3 ..........................   40%
                            4 ..........................   60%
                    5 or more ..........................  100%

The Top-Heavy Vesting Schedule shall only be applicable for Plan Years for which the Plan is Top-Heavy, and the Vesting Schedule that shall be applicable for any Plan Year for which the Plan is not Top-Heavy shall be determined without regard to this Section 14.4 irrespective of whether the Plan was Top-Heavy for any prior Plan Year. Once the Top-Heavy Vesting Schedule has become applicable for a Plan Year, any change pursuant to the preceding sentence from the Top-Heavy Vesting Schedule to another Vesting Schedule shall be subject to the restrictions and conditions on Vesting Schedule amendments or changes as required by the Code.

         SECTION 14.5. TOP-HEAVY REQUIREMENTS: SECTION 415 LIMITATIONS ON BENEFITS. If the Plan is Top-Heavy for a Plan Year, then:

            (a) for purposes of determining the Defined Benefit Plan Fractions and the Defined Contribution Plan Fractions of Participants for the Plan Year, "1.0" shall be substituted for "1.25" in Amount A of each Fraction; and

            (b) if the transitional rule set forth in Section 415(e)(6) of the Code can be and has been elected under the Plan, such transitional rule shall be applied by substituting "$41,500" for "$51,875" in Section 415(e)(6)(B)(i) of the Code.

If the application of the modifications set forth in subparagraph (a) above would cause the limitations of Section 6.3(a) to be exceeded with respect to any Participant, then the application of subparagraph (a) shall be suspended with respect to the Participant until such time as such application will no longer cause such limitations to be exceeded. During the period that the application of such modifications is suspended, there shall be no employer contributions, forfeitures or voluntary contributions allocated to the account of the Participant under any defined contribution plan maintained by any Affiliated Group member, and there shall be no further accrual of benefits for the Participant under any defined benefit plan maintained by any Affiliated Group member.

                                   ARTICLE XV
                                  MISCELLANEOUS

         SECTION 15.1. LEASED EMPLOYEES. Notwithstanding any provisions of the Plan to the contrary and except as hereinafter provided, a Leased Employee shall be credited with Hours of Service under the Plan to the extent required by
Section 414(n) of the Code with respect to services performed for an Affiliated Group member as a Leased Employee. The Service crediting requirement of the preceding sentence, however, shall not apply to any Leased Employee to the extent provided in Section

414(n)(5) of the Code, and in such regard shall not apply with respect to such Leased Employee if such Leased Employee is covered by a leasing organization's money purchase pension plan that meets the participation, contribution and vesting requirements of Section 414(n) of the Code and the safe harbor requirements of Section 414(n) are otherwise satisfied. The Service crediting requirement of this Section 15.1, if applicable to a Leased Employee, shall only entitle such person to be credited with Hours of Service as hereinabove provided and shall not in and of itself entitle such person to become a Participant in the Plan or to contributions under, or otherwise participate in, the Plan, and such person shall not become a Participant or participate in the Plan unless and until such person becomes an Employee and otherwise satisfied the requirements of the Plan for participation.

         SECTION 15.2. PARTICIPANT LOANS. Prior to July 1, 1991, Participants were permitted to make loans pursuant to Section 7.11 of the Prior Plan. Effective July 1, 1991, Participants shall not be permitted to obtain a loan from the Plan. Loans that remain outstanding as of July 1, 1991 shall be administered in accordance with Section 7.11 of the Prior Plan. Each loan repayment (principal and interest) credited to Participant's Account shall be invested in accordance with the Participant's investment designation in effect at the time of repayment.

         SECTION 15.3. INDEMNIFICATION. To the extent permitted by applicable state law and to the extent not in contravention of the Act, the Participating Employers shall indemnify and hold harmless each of the members of the Committees and each employee of the Participating Employers acting pursuant to the direction of each Committee from and against any and all liability claims, demands, costs and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for any such actions or inactions which are not in good faith or which constitute willful misconduct.

         SECTION 15.4. BENEFITS LIMITED TO PLAN. Participation in the Plan shall not give any Employee any right to be retained in the employ of any one or more of the Participating Employers nor, upon dismissal, any right or interest in the Trust except as expressly provided herein.

         SECTION 15.5. LIMITED EFFECT OF RESTATEMENT. Notwithstanding anything to the contrary contained in the Plan, to the extent permitted by the Act and the Code, this Instrument shall not affect or in any way change the amount of any contribution or forfeiture allocation or any other adjustment to any Account for any Plan Year that began prior to March 1, 1991, or affect the time or amount of any Plan benefit payment or other distribution during any prior Plan Year, and all allocations, adjustments, payments, distributions and other matters of Plan or Trust operation and administration that were made or taken during or for any prior Plan Year shall not be altered or in any manner adversely affected by the amendment and restatement of the Plan by this Instrument.

         SECTION 15.6. INSTRUMENT BINDING. The Plan (including any and all amendments thereto) shall be binding upon the Participat ing Employers, their respective successors and assigns, and upon the Participants and their Beneficiaries and their respective heirs, executors, administrators, personal representatives and all other persons claiming by, under or through any of them.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be executed as of the 1st day of March, 1991.


                                   COLLINS & AIKMAN CORPORATION



                                   By: /s/ Harold R. Sunday
                                            Harold R. Sunday
                                            Vice President, Human Resources


                                   By: /s/ Ronald T. Lindsay
                                            Ronald T. Lindsay
                                            Vice President, General Counsel
                                            and Secretary

                          COLLINS & AIKMAN CORPORATION
               EMPLOYEES' PROFIT-SHARING AND PERSONAL SAVINGS PLAN

                (as amended and restated effective March 1, 1991)

                             INSTRUMENT OF AMENDMENT


                              Statement of Purpose

         Collins & Aikman Products Co. (formerly named Collins & Aikman Corporation) (the "Company") sponsors the Collins & Aikman Corporation Employees' Profit-Sharing and Personal Savings Plan (the "Plan"). The provisions of the Plan are currently set forth in an Instrument of the Company dated March 1, 1991, which amended and restated the Plan as of that date. By this Instrument of Amendment, the Company is amending the Plan to reflect recent regulatory developments and otherwise meet current needs.
         NOW, THEREFORE, the Plan, as set forth in said Instrument dated March 1, 1991, is amended as follows:
         1. Section 6.4 of the Plan is amended effective as of March 1, 1991 to read as follows:

         "SECTION 6.4. COMPENSATION LIMITATION. In no event shall the amount of the Participant's compensation taken into account under the Plan for any Plan Year exceed the limitation of Section 401(a)(17) of the Code. That limitation is two hundred thousand dollars ($200,000) for Plan Years beginning before 1994 and one hundred fifty thousand dollars ($150,000) for Plan Years beginning after 1993. In applying the limitation of this Section 6.4, the following rules apply:

               (i) The limitation shall be adjusted for cost-of-living
            adjustments under Section 401(a)(17) when and as provided by Section 401(a)(17). In such regard, a Section 401(a)(17) cost-of-living adjustment that is in effect for a calendar year applies to the Plan Year that begins during such calendar year.

               (ii) If the Plan Year is changed, then to the extent required by
            Section 401(a)(17) the limitation for any resulting Plan Year that is shorter than twelve (12) months shall be the product obtained by multiplying the limitation that would otherwise apply by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).

               (iii) the following rule applies to a Highly Compensated
            Participant who is a five percent (5%) owner described in Section 4.14(q)(1) of the Code or is among the ten (10) Highly Compensated Participant's receiving the greatest Affiliated Group Compensation during the Plan Year: if any family members of the Highly Compensated Participant also participate in the Plan, the limitation shall be prorated among the Highly Compensated Participant and participating family members in proportion to their respective compensation determined without regard to the limitation. A "family member" means the Highly Compensated Participant's spouse or any lineal descendant of the Highly Compensated Participant who has not attained nineteen (19) years of age before the end of the Plan Year."

         2. Section 8.4(a) of the Plan is amended effective as of March 1, 1991 by deleting the phrase "as of such Valuation Date" in the first sentence thereof.
         3. The following Section 8.10 is added to the Plan effective as of January 1, 1993:
         "SECTION 8.10. OPTIONAL TRANSFERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS. This Section 8.10 applies to Distributions made on or after January 1, 1993. If a Participant, a Beneficiary who is a the surviving spouse of a deceased Participant, or a Participant's current or former spouse who is an alternate payee under a Qualified Domestic Relations Order (each a "distributee") is to receive a Distribution that is an "eligible rollover distribution," the distributee may elect to have the Distribution paid directly to an "eligible retirement plan" specified by the distributee rather than paid directly to the distributee. The election may be made with respect to all or any portion of the Distribution, other than the portion that would not be includable in the distributee's gross income if not so transferred (for example, the portion representing a return of after-tax employee contributions).

         For purposes of this Section 8.10:

            (i) The term "eligible rollover distribution" is as defined in
         Section 401(a)(31)(C) of the Code.

            (ii) The term "eligible retirement plan" is as defined in Section 401(a)(31)(D) of the Code. In the case of a distributee who is the surviving spouse of a deceased Participant, however, "eligible retirement plan" refers only to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

The preceding provisions of this Section 8.10 shall apply only to the extent required by Section 401(a)(31) of the Code. The Benefits Committee shall establish the rules and procedures (i) by which Participants and other distributees make their elections under this Section 8.10 and (ii) pursuant to which the requirements and provisions of this Section 8.10 and Section 401(a)(31) of the Code, and any related income tax withholding rules of the Code, are otherwise implemented. In such regard, to the extent permitted by the Code, the Benefits Committee's rules and procedures may include rules limiting or eliminating elections for small amounts, and may provide that a Distribution shall be paid to a distributee's individual retirement account or other eligible retirement plan only upon the distributee's timely election, and that if there is no such election, the Distribution shall be paid directly to the distributee and shall reflect any income tax withholding required by the Code."

         4. The following Section 12.9 is added to the Plan effective as of March 1, 1991:

            "SECTION 12.9. RESTRICTIONS ON PLAN PARTICIPATION. The participation in the Plan by the Participants who are

               (i) included in a unit of employees covered by a collective bargaining agreement that provides for their participation in the Plan, or

               (ii) employed by a particular Participating Employer or by a particular division or other organizational unit of a Participating Employer,

         may be restricted by limiting their eligibility for contributions to one or more, but less than all, of the contribution features of the Plan (Before-Tax Savings Contributions, Company Matches, After-Tax Savings Contributions, Profit-Sharing Contributions and related Forfeiture allocations). The restriction, however, shall not make the affected Participants ineligible for any minimum contribution required by Section 14.3 should the Plan be Top-Heavy.

            In the case of restricted Participants described in subparagraph (i) above, the restriction shall be as provided for in the collective bargaining agreement that provides for their Plan participation. In the case of restricted Participants described in subparagraph (ii) above, the restriction shall be as authorized by the Participating Employer that employs the Participants. In either case, the restriction must be consented to by the Benefits Committee. The pertinent details of any such restriction shall be maintained with the written records of the Benefits Committee and the restriction shall be communicated in pertinent detail to the Administration Committee, the Trustee and the affected Participants."

         IN WITNESS WHEREOF, the Company has caused this Instrument of Amendment to be executed as of the 14th day of November, 1994.

                          COLLINS & AIKMAN PRODUCTS CO.


                            By: /s/ Harold R. Sunday
                                Harold R. Sunday
                                Vice President, Human Resources


                            By: /s/ Ronald T. Lindsay
                                Ronald T. Lindsay
                                Vice President, General Counsel
                                and Secretary

                          COLLINS & AIKMAN CORPORATION
               EMPLOYEES' PROFIT-SHARING AND PERSONAL SAVINGS PLAN

                (as amended and restated effective March 1, 1991)

                                 AMENDMENT NO. 2


                              Statement of Purpose

         Collins & Aikman Products Co. (formerly named Collins & Aikman Corporation) (the "Company") sponsors the Collins & Aikman Corporation Employees' Profit-Sharing and Personal Savings Plan (the "Plan"). The provisions of the Plan are currently set forth in Instruments of the Company dated March 1, 1991 and November 14, 1994. By this Amendment No. 2, the Company is amending the Plan to accelerate the benefit commencement date for all or a portion of a participant's accounts in certain circumstances.
         NOW, THEREFORE, the Plan, as set forth in said Instruments dated March 1, 1991 and November 14, 1994, is further amended as follows:

         1. Section 8.1(c)(iii) of the Plan is amended effective as of January 1, 1995 to read as follows:

            (iii) Benefit Commencement Date following other Separation from
         Service: Other Participants. If a person who had not become a Participant by June 30, 1991 separates from Service for a reason other than Retirement, Disability or a Permanent Reduction in Force, Distribution to the Participant may be made during such month as the Participant specifies to the Administration Committee that begins after the earlier of (A) the first anniversary of the separation from Service or (B) the date the Participant attains age fifty-five (55); provided, however, in the event a Participant described in this Section 8.1(c)(iii) separates from Service after December 31, 1994, the Participant may elect an immediate single cash distribution from the Vested amounts credited to the Participant's Accounts, subject to the following terms and conditions:

               (1) The payment shall be made only if the Participant has entered into a settlement with a Participating Employer relating to the Participant's alleged negligent act or omission or his or her misconduct as an Employee, and the settlement includes an arrangement pursuant to Treasury Regulation ss.1.401(a)-13(e) directing the Plan and the Trustee to pay such payment (less withholding required under the Code) to the Participating Employer.

               (2) The payment shall be paid only to the applicable
            Participating Employer pursuant to such settlement and arrangement, and if the settlement or arrangement is revoked prior to receipt of the payment by the Participating Employer, payment of the Participant's Accounts shall be subject to the otherwise applicable terms of the Plan. If only a portion of the Participant's Accounts are paid to a Participating Employer, the remaining portion shall be subject to the otherwise applicable terms of the Plan.

               (3) The Administration Committee shall comply with all notice and consent provisions of the Plan which may apply to the payment."

         2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Instrument of Amendment to be executed as of the 1st day of November, 1995.

                          COLLINS & AIKMAN PRODUCTS CO.


                            By: /s/ Harold R. Sunday
                                Harold R. Sunday
                                Vice President, Human Resources


                            By:/s/ Ronald T. Lindsay
                                Ronald T. Lindsay
                                Vice President, General Counsel
                                and Secretary

                          COLLINS & AIKMAN CORPORATION
               EMPLOYEES' PROFIT-SHARING AND PERSONAL SAVINGS PLAN

                                 AMENDMENT NO. 3


                              Statement of Purpose

         Collins & Aikman Products Co. (the "Company") sponsors the Collins & Aikman Corporation Employees' Profit-Sharing and Personal Savings Plan (the "Plan"). The provisions of the Plan are currently set forth in Instruments of the Company dated March 1, 1991, November 14, 1994 and November 1, 1995. By this Amendment No. 3, the Company is amending the Plan (i) to permit rollover contributions to the Plan and loans from the Plan to Participants, (ii) to provide for the termination of participation in the Plan by employees of Imperial Wallcoverings, Inc., Collins & Aikman Floorcoverings, Inc. and the Mastercraft Fabrics division of the Company and (iii) to provide for the merger of the Dura Gold Plan with and into the Plan.

         NOW, THEREFORE, the Plan, as set forth in said Instruments dated March 1, 1991, November 14, 1994 and November 1, 1995, is further amended as follows:

           Section 2.1(c)(1) of the Plan is amended effective as of July 1, 1996 to read as follows:

            "(1) Accounts(s) means such of the following accounts as are maintained under the Plan for a Participant:

              (A)  After-Tax Savings Account;
              (B)  Before-Tax Savings Account;
              (C)  Company Match Account;
              (D)  Profit-Sharing Account; and
              (E)  Rollover Contribution Account."

           The following new Sections 2.1(c)(54-A) and (54-B) are added immediately following Section 2.1(c)(54) of the Plan effective as of July 1, 1996:
            "(54-A) Rollover Contribution means an Employee's contribution to the Plan pursuant to Section 4.5 of the Plan which satisfies the requirements of Section 402 or Section 408(d)(3) of the Code for a tax-free transfer to the Plan of a distribution (i) from a qualified plan or (ii) from an individual retirement account holding a distribution from a qualified plan.

            (54-B) Rollover Contribution Account means the Account maintained under the Plan for a Participant representing the Rollover Contributions credited to the Account."

           The title to Article IV of the Plan is changed to "SAVINGS CONTRIBUTIONS, COMPANY MATCHES AND ROLLOVER CONTRIBUTIONS" and the following new
Section 4.5 is added to the end of Article IV of the Plan, all effective as of July 1, 1996:


            "SECTION 4.5. ROLLOVER CONTRIBUTIONS. Employees other than Excluded Employees (whether or not yet Participants) may make Rollover Contributions to the Plan as hereinafter provided. Subject to the requirements and conditions of this Section, a Rollover Contribution may be made to the Plan (i) by a direct contribution by the Employee or
         (ii) by a direct transfer on behalf of the Employee from the trustee (or other custodian) of another tax-qualified plan pursuant to Section 401(a)(31) of the Code. An Employee who wishes to make a Rollover Contribution shall, in accordance with such procedures as the Administration Committee shall establish for such purpose, so advise the Administration Committee and furnish the Administration Committee with such information with respect to the proposed Rollover Contribution as the Administration Committee shall require. The information that the Administration Committee may require may include, without limitation, information regarding the amount, source and time of payment to or on behalf of the Employee of the amount giving rise to the Rollover Contribution and directions as to investment of the Rollover Contribution in the Funds. The Administration Committee shall advise the Trustee of the anticipated Rollover Contribution and the Employee's instructions as to the Fund(s) in which the Rollover Contribution is to be initially invested. A Rollover Contribution must be made in cash (including a check or other acceptable draft). The Rollover Contribution shall be credited to a separate Rollover Contribution Account for the contributing Employee. If it is subsequently determined that the contribution does not in fact meet the requirements of a Rollover Contribution, then the contribution, as revalued to reflect the Adjustment or other applicable Trust adjustments, shall be distributed to the Employee (or, if the Employee is deceased, to the Employee's Beneficiary) as soon as practicable. Any Employee who is not a Participant, but for whom a Rollover Contribution Account is being maintained, shall be accorded all the rights and privileges of a Participant under the Plan except that no other contributions shall be made for or allocated to the credit of the Employee until the person becomes a Participant pursuant to Article III of the Plan."

           Section 7.2 of the Plan is amended effective as of July 1, 1996 to read as follows:

            "SECTION 7.2. VESTING IN BEFORE-TAX SAVINGS, AFTER-TAX SAVINGS AND ROLLOVER CONTRIBUTION ACCOUNTS. The amounts to the credit of a Participant in the Participant's Before-Tax Savings Account, After-Tax Savings Account and Rollover Contribution Account, as revalued to reflect the Adjustment, shall at all times be fully Vested."

           Section 8.1(b)(D) of the Plan is amended effective as of July 1, 1996 to read as follows:

            "(D) pursuant to Section 8.4 from the After-Tax Savings Account and Rollover Contribution Account."

           Section 8.4 of the Plan is amended effective as of July 1, 1996 to read as follows:

            "SECTION 8.4. IN-SERVICE DISTRIBUTIONS OF AFTER-TAX SAVINGS AND ROLLOVER CONTRIBUTIONS.

            (a) General. A Participant may receive while in Service a Distribution of all or any part of the amount to the credit of the Participant as of such Valuation Date in the Participant's After-Tax Savings Contribution Account or Rollover Contribution Account. Any request for Distribution under this Section must be made in writing and in accordance with such rules and procedures as the Benefits Committee shall establish for such purpose.

            (b) Method of Distribution. Any Distribution pursuant to this Section shall be made in a single cash payment."

           The following new Section 9.4 is added to the end of Article IX of the Plan effective as of July 1, 1996:

            "SECTION 9.4. PARTICIPANT LOANS.

            (a) General. Participants may borrow from the Plan in accordance with the loan program established by the Benefits Committee and administered by the Administration Committee. A Participant who wishes to borrow from the Plan shall complete, sign and deliver to the Administration Committee a loan request form furnished by the Administration Committee for such purpose. The Participant shall provide in detail satisfactory to the Administration Committee all information requested on said loan request form, including without limitation information with respect to the amount and purpose of the requested loan. Thereafter, and in accordance with such procedures as the Administration Committee shall establish, the Participant shall furnish the Administration Committee such other information with respect to the requested loan as the Administration Committee shall request. The Administration Committee, in its sole discretion, shall determine whether a Participant's loan request shall be granted. The Administration Committee shall exercise its discretion in a uniform and non-discriminatory manner.

            If the Administration Committee grants a Participant's request for a loan, the Administration Committee shall direct the Trustee in writing to make said loan, and such written direction shall set forth the amount, term and other pertinent terms and conditions of the loan. The Administration Committee shall thereafter promptly provide the Trustee with such additional documentation and information regarding the loan as the Trustee shall request. Following the Trustee's receipt of such written directions of the Administration Committee and any such additional documentation and information from the Administration Committee, the Trustee shall make said loan to the Participant out of the assets of the Trust.

            Any loan must comply with the Participant loan program established by the Benefits Committee pursuant to this Section. In no event shall the amount of any loan exceed (i) fifty percent (50%) of the vested amounts to the credit of the borrowing Participant's Accounts at the time of the loan minus the then outstanding balance of any other loans from the Plan or (ii) if less, fifty thousand dollars ($50,000), minus the highest outstanding balance during the year and one day period ending on the date of the loan, of any other loan to the Participant from the Plan or other plan of any Affiliated Group member. Repayment of the loan shall be secured by such percentage or amount of the Participant's Accounts as is permissible under the Act and the Code. The loan shall be held by the Trust as a segregated, earmarked investment of the borrowing Participant's Accounts and not as an asset of any of the Trust's Funds.

            (b) Details of Participant Loan Program. The Benefits Committee shall have the power and authority (i) to establish, and from time to time change and amend, the specific provisions of the loan program authorized by this Section and (ii) to suspend or eliminate the loan program in its entirety. Not in limitation of the foregoing, the Benefits Committee shall prescribe the conditions, restrictions and other pertinent details of the loan program, including without limitation rules and restrictions as to (i) the reasons for which Participants may borrow, (ii) the types of sub-accounts for Accounts with respect to which loans may be made, (iii) the identification and relative priorities of the sub-account(s) and Account investment(s) that shall fund the loans, (iv) the number of loans that may be made to any Participant at any one time or during any particular period of time, (v) any minimum or maximum amount of a loan, (vi) all pertinent terms and provisions of a loan, including without limitation the interest rate, term and default provisions thereof, and (vii) any necessary coordination the Benefits Committee deems appropriate regarding Distributions to Participants with outstanding loans. The loan program shall be administered in accordance with applicable requirements and restrictions of the Act and the Code. Not in limitation of the foregoing:

               (i) A defaulted loan shall not be charged against the borrowing
            Participant's Accounts that secure the repayment of the loan while the Participant is in Service unless and until such time as the Participant could receive a Distribution from the Accounts (determined as if the Plan provided for all in-Service Distributions from the Accounts that are permitted by the Code).

               (ii) The Administration Committee and Trustee shall cause to be kept such sub-accounts and other records with respect to the Participant's Accounts as are required by the Act or the Code to properly account for any defaulted loan amount that is charged against a Participant's Accounts."

         The following new Sections 15.7 through 15.9 are added to the end of
Article XV of the Plan effective as of July 1, 1996:

         "SECTION 15.7. SPIN-OFF OF IMPERIAL WALLCOVERINGS, INC.

         (a) General. Imperial Wallcoverings, Inc., a Delaware corporation ("Imperial"), is currently a Participating Employer and a member of the Affiliated Group. The board of directors of Collins & Aikman Corporation, the parent corporation of the Company, has approved the "spin-off" of Imperial through a stock dividend distribution of all of the capital stock of Imperial to the stockholders of Collins & Aikman Corporation. It is anticipated that the stock dividend transaction will be completed during 1996. From and after the effective date of the stock dividend transaction (the "Imperial Spin-Off Date"), Imperial will not be a member of the Affiliated Group and may not continue as a Participating Employer as required by Section 12.5.

         (b) Termination of Imperial as a Participating Employer. Effective as of the Imperial Spin-Off Date, Imperial shall cease to be a Participating Employer other than for purposes of effecting the payment of benefits to Imperial Affected Participants as contemplated by this Section 15.7.

         (c) Full Vesting of Imperial Affected Participants. The amounts to the credit of the Accounts of each Participant who is employed by Imperial on the Imperial Spin-Off Date (an "Imperial Affected Participant") shall be fully Vested and nonforfeitable.

         (d) Payment of Benefits of Imperial Affected Participants. Each Imperial Affected Participant shall be deemed to have separated from Service as of the Imperial Spin- Off Date, and the benefit commencement date of such Imperial Affected Participant may be the first day of any calendar month following the Imperial Spin-Off Date elected by such Imperial Affected Participant pursuant to Section 6.3(c); provided, however, if the total Vested interest of an Imperial Affected Participant in the Plan does not exceed three thousand five hundred dollars ($3,500), Distribution to such Participant shall be made in a single cash payment as soon as practicable after the Imperial Spin-Off Date.

         (e) Provisions Controlling. Notwithstanding any provisions of the Plan to the contrary, the provisions of this Section 15.7 shall control with respect to the benefits of and the timing of benefit payments to Imperial Affected Participants.

         SECTION 15.8. MERGER OF THE WICKES MANUFACTURING AND AUTOMOTIVE AFTERMARKET DISTRIBUTION GROUP GOLD PLAN.

         (a) Merger of the Gold Plan. The Wickes Manufacturing and Automotive Aftermarket Distribution Group Gold Plan (the "Gold Plan") shall merge with and into the Plan effective as of July 1, 1996. In connection therewith and effective as of that date, the trust under the Gold Plan shall merge with and into the Trust for the Plan, and the assets of the trust under the Gold Plan shall become assets of the Plan. The Administration Committee shall have the duty and authority to direct the Trustee with respect to the merger and consolidation of the assets of trust of the Gold Plan on June 30, 1996 with and into the Funds being maintained by the Trustee under the Trust on or after July 1, 1996 pursuant to Section 11.1(b).

         (b) Accounts Related to Participation in the Gold Plan.

            (1) Establishment of Accounts. Effective as of July 1, 1996, the accounts being maintained for participants in the Gold Plan on June 30, 1996 shall be combined with other accounts, or maintained as separate accounts, under the Plan as follows:

         (i) Deferral Contributions Accounts. The account maintained under the Gold Plan for a Participant who participated in the Gold Plan representing the Participant's interest in the Participant's "elective deferral contributions" thereunder shall become the Participant's Before-Tax Savings Account under the Plan.

         (ii) Creation of Former Gold Plan Accounts. An Account shall be established under the Plan for each of the accounts maintained under the Gold Plan for a Participant who participated in the Gold Plan other than the account described in Section 15.8(b)(1)(i) of the Plan. These Accounts, which are referred to in this Plan as "Former Gold Plan Accounts," correspond to the accounts maintained under the Gold Plan representing the Participant's interest (if any) in "matching contributions," "after-tax contributions," "old company contributions'" and "rollover contributions" thereunder.

     The Administration Committee may from time to time after July 1, 1996 combine a Participant's Former Gold Plan Accounts with other Accounts of the Participant to the extent that the Committee determines that the combination of Accounts is administratively feasible and permitted by the Act and the Code.

         (2) Investment of Accounts. The Accounts representing a Participant's interest in the Gold Plan shall be held and invested from time to time in the Funds in accordance with Participant investment designations pursuant to Section 11.2.

         (3) Investment in Participant Loans. If a loan made under the Gold Plan to a Participant who participated in the Gold Plan is outstanding on July 1, 1996, the promissory note evidencing such loan shall be held by the Trustee as a segregated investment allocated to and made solely for the benefit of the Participant's Account(s) that correspond to the Participant's account(s) under the Gold Plan that were invested in such note. The Trustee shall become the successor lender of all such "earmarked" loans outstanding on July 1, 1996 for all purposes, and the merger of the Gold Plan into the Plan shall not affect the terms of the promissory note or the security for the repayment of the promissory note evidencing such loan.

         (c) Active Participation in the Plan. The following rules shall apply for the purpose of determining when persons with "Hours of Service" under the Gold Plan before July 1, 1996 for employment with any participating employer in the Gold Plan become Participants in the Plan on or after July 1, 1996:

         (1) Prior Participants. With respect to persons who had become "Participants" in the Gold Plan by June 30, 1996:

If the person is not an Excluded Employee on July 1, 1996, the person shall become a Participant on that date.

If the person is an Excluded Employee on July 1, 1996 but one or more Accounts are established for the person pursuant to Section 15.8(b)(1) of the Plan because of the person's prior Gold Plan participation, the person shall become a Participant on that date for purposes of the investment, administration and distribution of the Account(s) in accordance with the provisions of the Plan, but the person shall not be entitled to otherwise participate in the Plan unless and until the person's status as an Excluded Employee ends but he remains an Employee.

         (2) Other Employees. A person who had not become a "Participant" in the Gold Plan by June 30, 1996 shall become a Participant on the earlier of (A) the date the person would have become a "Participant" in the Gold Plan of (B) the date the person becomes a Participant as provided in Section 3.2(b) of the Plan.

         (d) Vesting. This Section 15.8(d) shall apply for purposes of determining the Vested percentage of a Participant who earned an "Hour of Service" under the Gold Plan by June 30, 1996. Such a Participant's Former Gold Plan Account representing the Participant's "rollover contributions" and "after-tax contributions" to the Gold Plan shall be fully Vested and nonforfeitable. Such a Participant's Former Gold Plan Accounts that correspond to the accounts that were maintained under the Gold Plan to represent the Participant's interest in "matching contributions" and "old company contributions" thereunder and such a Participant's Company Match Account and Profit- Sharing Account under this Plan shall be subject to the following vesting schedule:

             Years of
         Vesting Service               Vested Percentage

         less than 3                              0%
                   3                         33-1/3%
                   4                         66-2/3%
           5 or more                            100%

         (e) Distribution of Former Gold Plan Accounts.

         (1) General. While a Participant is in Service, Distributions to a Participant from the Participant's Former Gold Plan Accounts shall be determined, to the extent required by the Act and the Code, as if the Gold Plan had remained in effect.

         Following the separation from Service of a Participant who earned an "Hour of Service" under the Gold Plan by June 30, 1996, Distributions from the Participant's Accounts and Former Gold Plan Accounts shall be made when and as provided in Section 8.1(c) of the Plan, except the one year waiting period described in Section

8.1(c)(iii) applicable to Participants who separate from Service for a reason other than Retirement, Disability or a Permanent Reduction in Force shall not apply to such Participant.

         (2) Benefit Payments in Progress. The merger of the Gold Plan into the Plan shall not revoke or suspend any Gold Plan methods of payment elected before or in progress on July 1, 1996, and any method of payment in progress under the Gold Plan on July 1, 1996 with respect to a Participant's accounts thereunder shall continue in effect with respect to the Participant's interest under the Plan in such accounts.

         (f) Beneficiary Designations. Any Participant's written beneficiary designation in effect under the Gold Plan with respect to the Participant's accounts thereunder shall not be revoked by reason of the merger of the Gold Plan into the Plan. Such designation shall be effective under the Plan from and after July 1, 1996 as designating the Beneficiary of all of the Participant's Accounts, including any resulting Former Gold Plan Accounts, unless and until the Participant revokes or changes the designation or the designation otherwise becomes ineffective, in accordance with the terms and provisions of the Plan.

         SECTION 15.9. SALE OF COLLINS & AIKMAN FLOORCOVERINGS, INC. AND MASTERCRAFT FABRICS DIVISION

         (a) General. Employees of Collins & Aikman Floorcoverings, Inc., a Delaware corporation ("Floorcoverings") and the Mastercraft Fabrics Division of the Company ("Mastercraft"), are currently eligible to participate in the Plan. The board of directors of Collins & Aikman Corporation, the parent corporation of the Company, has approved the disposition of Floorcoverings and Mastercraft by means of a sale of the stock of Floorcoverings and a sale of the assets of Mastercraft to one or more unrelated purchasers. From and after the effective date of the stock sale transactions (the "Floorcoverings Sale Date" and the "Mastercraft Sale Date," respectively), Floorcoverings and Mastercraft will no longer be employed by a Participating Employer and their active participation in the Plan shall terminate.

         (b) Termination of Floorcoverings as a Participating Employer. Effective as of the Floorcoverings Sale Date, Floorcoverings shall cease to be a Participating Employer other than for purposes of effecting the payment of benefits to Floorcoverings Affected Participants as contemplated by this Section 15.9.

         (c) Full Vesting of Affected Participants. The amounts to the credit of the Accounts of each Participant who is employed by Floorcoverings on the Floorcoverings Sale Date (a "Floorcoverings Affected Participant") shall be fully Vested and nonforfeitable. The amounts to the credit of the Accounts of each Participant who is employed by Mastercraft on the Mastercraft Sale Date (a "Mastercraft Affected Participant") shall be fully Vested and nonforfeitable.

         (d) Payment of Benefits of Affected Participants. Each Floorcoverings Affected Participant shall be deemed to have separated from Service as of the Floorcoverings Sale Date, and the benefit commencement date of such Floorcoverings Affected Participant may be the first day of any calendar month following the Floorcoverings Sale Date elected by such Floorcoverings Affected Participant pursuant to Section 6.3(c); provided, however, if the total Vested interest of a Floorcoverings Affected Participant's in the Plan does not exceed three thousand five hundred dollars ($3,500), Distribution to such Participant shall be made in a single cash distribution as soon as practicable after the Floorcoverings Spin-Off Date. Each Mastercraft Affected Participant shall be deemed to have separated from Service as of the Mastercraft Sale Date, and the Benefit Commencement Date of such Mastercraft Affected Participant may be the first day of any calendar month following the Mastercraft Sale Date elected by such Mastercraft Affected Participant pursuant to Section 6.2; provided, however, if the total Vested interest of a Mastercraft Affected Participant in the Plan does not exceed three thousand five hundred dollars ($3,500), Distribution to such Participant shall be made in a single cash distribution as soon as practicable after the Mastercraft Spin-Off Date.

         (e) Provisions Controlling. Notwithstanding any provisions of the Plan to the contrary, the provisions of this Section 15.9 shall control with respect to the benefits of and the timing of benefit payments to Floorcoverings and Mastercraft Affected Participants."

           Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Instrument of Amendment to be executed as of the 8th day of November, 1996.

                          COLLINS & AIKMAN PRODUCTS CO.


                             By:/s/ Harold R. Sunday
                                Harold R. Sunday
                                Vice President, Human Resources


                            By:/s/ Ronald T. Lindsay
                               Ronald T. Lindsay
                               Vice President, General Counsel
                               and Secretary

                          COLLINS & AIKMAN CORPORATION
               EMPLOYEES' PROFIT-SHARING AND PERSONAL SAVINGS PLAN

                                 AMENDMENT NO. 4


                              Statement of Purpose

         Collins & Aikman Products Co. (the "Company") sponsors the Collins & Aikman Corporation Employees' Profit-Sharing and Personal Savings Plan (the "Plan"). The provisions of the Plan are currently set forth in Instruments of the Company dated March 1, 1991, November 14, 1994, November 1, 1995 and November 8, 1996. By this Amendment No. 4, the Company is amending the Plan to give the Plan's Administration Committee more flexibility in determining the number and identity of "Ineligible Highly Compensated Participants."

         NOW, THEREFORE, the Plan, as set forth in said Instruments dated March 1, 1991, November 14, 1994, November 1, 1995 and November 8, 1996, is further amended as follows:

         1. The third sentence of Section 2.1(c)(36) of the Plan ["To the extent administratively . . . in inverse order of compensation."] is deleted in its entirety effective as of January 1, 1997.

         2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 13th day of January, 1997.

                                     COLLINS & AIKMAN PRODUCTS CO.


                                     By:/s/ Harold R. Sunday
                                        Harold R. Sunday
                                        Vice President, Human Resources


                                     By:/s/ Ronald T. Lindsay
                                        Ronald T. Lindsay
                                        Vice President, General Counsel
                                        and Secretary

                          COLLINS & AIKMAN CORPORATION
               EMPLOYEES' PROFIT-SHARING AND PERSONAL SAVINGS PLAN

                                 AMENDMENT NO. 5


                              Statement of Purpose

         Collins & Aikman Products Co. (the "Company") sponsors the Collins & Aikman Corporation Employees' Profit-Sharing and Personal Savings Plan (the "Plan"). The provisions of the Plan are currently set forth in Instruments of the Company dated March 1, 1991, November 14, 1994, November 1, 1995, November 8, 1996 and January 13, 1997. By this Amendment No. 5, the Company is amending the Plan to permit the transfer of the Plan accounts of participants affected by the sale of Collins & Aikman Floorcoverings, Inc. or the Mastercraft Fabrics division of the Company to a successor tax-qualified plan sponsored by the purchaser in such sale transaction.

         NOW, THEREFORE, the Plan, as set forth in said Instruments dated March 1, 1991, November 14, 1994, November 1, 1995, November 8, 1996 and January 13, 1997, is further amended as follows:

         1. Section 15.9(e) of the Plan is redesignated Section 15.9(f), and the following new Section 15.9(e) is inserted immediately after Section 15.9(d) of the Plan, all effective as of January 15, 1997:

                  "(e) Optional Transfer of Accounts. Notwithstanding the foregoing provisions of this Section 15.9, the Company and the purchaser of Floorcoverings or the Company and the purchaser of Mastercraft may agree, prior to the Floorcoverings Sale Date or the Mastercraft Sale Date (as the case may be), that the Accounts of Floorcoverings Affected Participants or the Accounts of Mastercraft Affected Participants, respectively, will be transferred to a successor tax-qualified plan maintained by such purchaser in lieu of the distribution of such Accounts as provided in Section 15.9(d). In such event, Section 15.9(d) shall not apply, and the Company and the purchaser shall enter into a separate benefit transfer agreement to provide for the transfer of the Accounts of Floorcoverings Affected Participants or the Accounts of Mastercraft Affected Participants (as the case may be) to the purchaser's plan. Such agreement shall include a commitment by the purchaser to preserve under the purchaser's plan all Code Section 411(d)(6) protected benefits earned by Participants earned under this Plan."

         2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Instrument of Amendment to be executed as of the _____ day of __________, 1997.

                                      COLLINS & AIKMAN PRODUCTS CO.


                                      By:/s/ Harold R. Sunday
                                      Harold R. Sunday
                                      Vice President, Human Resources


                                      By:/s/ Ronald T. Lindsay
                                      Ronald T. Lindsay
                                      Vice President, General Counsel
                                      and Secretary